UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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LIGHTPATH TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LightPath Technologies, Inc.

Annual Meeting of Stockholders

November 14, 2019

Notice and Proxy Statement

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Thursday, November 14, 2019

Dear Fellow LightPath Stockholders:	October 1, 2019

It is our pleasure to invite you to this year’s Annual Meeting of the Stockholders of LightPath Technologies, Inc. The meeting will be held on Thursday, November 14, 2019 at 11:00 a.m. EDT at the Hyatt Regency Orlando International Airport Hotel. The address is 9300 Airport Boulevard, Orlando, Florida 32827. The purpose of the Annual Meeting is to vote on the following:

1.
To elect Class I directors to our Company’s Board of Directors;

2.
To hold a stockholder advisory vote on the compensation of our named executive officers disclosed in this Proxy Statement under the section titled “Executive Compensation,” including the compensation tables and other narrative executive compensation disclosures therein, required by Item 402 of Securities and Exchange Commission Regulation S-K (the “say-on-pay vote”);

3.
To ratify the selection of Moore Stephens Lovelace, P.A. (“Moore Stephens Lovelace”), as our independent registered public accounting firm; and

4.
To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

You will also have the opportunity to hear what has happened in our business in the past year and to ask questions.

Only stockholders of record at the close of business on September 18, 2019 will be entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. The enclosed Notice and Proxy Statement contain details concerning the foregoing items and any other business to be conducted at the Annual Meeting, as well as information on how to vote your shares. Other detailed information about us and our operations, including our audited financial statements, are included in our Annual Report on Form 10-K (the “Annual Report”), a copy of which is enclosed. We urge you to read and consider these documents carefully.

Your vote is very important. Whether or not you expect to attend the Annual Meeting, we urge you to cast your vote and submit your proxy in advance of the Annual Meeting. You can vote in person at the Annual Meeting or by internet, telephone, or mail as follows:

By Internet Visit www.AALvote.com/LPTH	By Phone Call the telephone number on your proxy card, voting instruction form, or notice	By Mail Sign, date, and return the enclosed proxy card or voting instruction form	In Person Attend the Annual Meeting in Orlando

/s/ J. James Gaynor	/s/ Robert Ripp
J. James Gaynor	Robert Ripp
President & Chief Executive Officer, Director	Chairman of the Board
2603 Challenger Tech Court, Suite 100 * Orlando, Florida USA 32826 * 407-382-4003

LIGHTPATH TECHNOLOGIES, INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To be held November 14, 2019

This Proxy Statement, and the enclosed proxy card, is solicited by the Board of Directors (the “Board”) of LightPath Technologies, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held Thursday, November 14, 2019 at 11:00 a.m. EDT, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 11:00 a.m. EDT at the Hyatt Regency Orlando International Airport Hotel located at 9300 Airport Boulevard, Orlando, Florida 32827.

References in this Proxy Statement to “LightPath,” “we,” “us,” “our,” or the “Company” refers to LightPath Technologies, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 14, 2019.

This Proxy Statement, the enclosed proxy card, and the Annual Report for the fiscal year ended on June 30, 2019 are all available on our website at www.lightpath.com. With respect to the Annual Meeting and all of our future stockholder meetings, please contact Donald Retreage at 1-800-472-3486 ext. 329, or dretreage@lightpath.com, to request a copy of the proxy statement, annual report, or proxy card, or to obtain directions to such meeting.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own and are entitled to vote. The person you designate is your “proxy,” and, by submitting a proxy card, you give the proxy the authority to vote your shares. We have designated Robert Ripp, Chairman of the Board, as proxy for the Annual Meeting.

Why am I receiving these materials?

You are receiving this Proxy Statement and the enclosed proxy card because our Board is soliciting your proxy to vote at the Annual Meeting for the purposes set forth herein. This Proxy Statement provides you with information on the matters to be voted on at the Annual Meeting as well as instructions on how to vote.

We intend to mail this Proxy Statement and accompanying proxy card on or about October 1, 2019 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

You can vote if, as of the close of business on September 18, 2019 (the “Record Date”), you were a stockholder of record of the Company’s Class A common stock, par value $0.01 per share (the “Class A common stock”), our only class of common stock issued and outstanding. On the Record Date, there were 25,827,265 shares of Class A common stock issued and outstanding.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by written proxy, telephone, or the Internet to ensure your vote is counted. Even if you vote by proxy, you may still vote in person if you are able to attend the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. If you do not direct your broker how to vote your shares, the broker will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (resulting in a “broker non-vote”). The ratification of the appointment of our independent registered public accounting firm under Proposal 3 is a “discretionary” matter. The election of directors under Proposal 1, and the advisory say-on-pay vote under Proposal 2 are “non-discretionary” items.

You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Class A common stock you owned as of the Record Date.

What am I voting on?

The following matters are scheduled for the Annual Meeting: (i) the election of three Class I directors to our Board; (ii) an advisory say-on-pay vote; and (iii) the ratification of the selection of Moore Stephens Lovelace as our independent registered public accounting firm. A vote may also be held on any other business as may properly come before the Annual Meeting or any postponement or adjournment thereof, although there is no other business anticipated to come before the Annual Meeting.

What are my voting choices for each of the items to be voted on at the Annual Meeting?

Proposal	Board Recommendation	Voting Choices	Vote Required for Adoption	Effect of Abstentions	Effect of Broker Non-Votes
1 – Election of Director Nominees	FOR each nominee	● Vote “For” any or all of the nominees listed ● Vote “Withhold” to withhold your vote for any or all of the nominees listed	Plurality of the votes of the shares present in person or by proxy and entitled to vote at the Annual Meeting	No effect	No effect

2 – Approval of the compensation of our named executive officers	FOR	● Vote “For” the approval of the compensation of our named executive officers ● Vote “Against” the approval of the compensation of our named executive officers ● Abstain from voting on this proposal	Approved, on a non-binding advisory basis, if a majority of the shares present in person or represented by proxy and entitled to vote support the proposal	Treated as votes against proposal	No effect

3 – Ratification of the appointment of Moore Stephens Lovelace as our independent registered public accounting firm	FOR	● Vote “For” the ratification of the appointment ● Vote “Against” the ratification of the appointment ● Abstain from voting on this proposal	Approved, on a non-binding advisory basis, if a majority of the shares present in person or represented by proxy and entitled to vote support the proposal	Treated as votes against proposal	Brokers have discretion to vote

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote using the following methods:

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In Person. To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

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By Internet or Telephone. To vote by proxy via the Internet, simply follow the instructions described on the notice or proxy card. To vote by proxy via the telephone within the United States and Canada, use the toll-free number on the notice or proxy card.

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By Mail. To vote by mail using the proxy card, simply complete, sign, and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you can vote as follows:

●
In Person. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

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By Internet or Telephone. You may vote through the Internet or by telephone only if your broker, bank, or other agent makes these methods available, in which case the instructions will be included with the proxy materials.

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By Mail. You should have received a proxy card and voting instructions with these proxy materials from the broker, bank, or other agent holding your shares rather than from us. To vote by mail, simply complete and mail the proxy card or voting instruction form to ensure that your vote is counted.

What if I am a stockholder of record and return a proxy card but do not make specific choices?

You should specify your choice for each matter on the proxy card. If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

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FOR the nominees listed under Proposal 1;

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FOR the compensation of our named executive officers under Proposal 2; and

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FOR the ratification of Moore Stephens Lovelace as our independent registered public accounting firm under Proposal 3.

If any other matter is properly presented at the meeting, your proxy (the individual named on your proxy card) will vote your shares using his or her best judgment.

What if I am a beneficial owner and do not give voting instructions to my broker?

If you fail to complete a proxy card or provide your broker with voting instructions at least ten days before the meeting, your broker will be unable to vote on the non-discretionary matters. Your broker may use his or her discretion to cast a vote on any other routine or discretionary matter.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers, and employees may also solicit proxies by mail, in person, by telephone, or by other means of communication. Directors, officers, and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign, and return each proxy card to ensure that all of your shares are voted.

What is “householding”?

The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means convenience for security holders and cost savings for companies.

A number of brokers with account holders who are LightPath stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker and also notify us by sending your written request to Investor Relations, LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826 or by calling Investor Relations at 407-382-4003, ext. 314. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should also contact their broker and notify us in writing or by telephone.

Can I revoke or change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy by:

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submitting a new proxy with a later date;

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sending written notice of revocation to our Corporate Secretary at 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826 in time for her to receive it before the Annual Meeting; or

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voting in person at the Annual Meeting. Simply attending the meeting will not, by itself, revoke your proxy.

Who will count votes?

Votes will be counted by the inspector of elections appointed for the Annual Meeting. The inspector of elections will also determine the number of shares outstanding, the voting power of each, the number of shares represented at the Annual Meeting, the existence of a quorum, and whether or not the proxies and ballots are valid and effective.

What is the quorum requirement?

A majority of the issued and outstanding shares of Class A common stock entitled to vote must be present at the Annual Meeting (in person or represented by proxy) in order for us to hold the Annual Meeting and conduct business. This is called a quorum. On the record date, there were 25,827,265 outstanding shares of Class A common stock (including all restricted stock awards at such date) entitled to vote. Thus, 12,913,633 shares must be present at the Annual Meeting (in person or represented by proxy) to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the shares entitled to vote and present at the Annual Meeting (in person or represented by proxy) may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will report the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following such results becoming final.

When are stockholder proposals for the Fiscal 2021 Annual Meeting due?

Stockholders interested in presenting a proposal to be considered for inclusion in next year’s proxy statement and form of proxy may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), and our Bylaws. To be considered for inclusion, stockholder proposals must be submitted in writing to the Corporate Secretary, LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826 before June 3, 2020, which is 120 calendar days prior to the anniversary of the mailing date of this Proxy Statement, and must be in compliance with all applicable laws and regulations.

If a stockholder wishes to present a proposal at the fiscal 2021 annual meeting, but the proposal is not intended to be included in the Company’s proxy statement relating to the meeting, or nominate a director for election at the fiscal 2021 annual meeting, the stockholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with our Bylaws (the “Bylaw Deadline”). Under our Bylaws, in order for a proposal to be timely, it must be received by us no earlier than 120 days prior to the anniversary of the fiscal 2020 Annual Meeting, or July 17, 2020, and no later than 90 days prior to the anniversary date of the fiscal 2020 Annual Meeting, or August 16, 2020. If a stockholder gives notice of such a proposal after the Bylaw Deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting or nominate a director for election at the meeting.

If a stockholder fails to meet these deadlines or fails to satisfy the requirements of SEC Rule 14a-4, the persons named as proxies will be allowed to use their discretionary voting authority to vote on any such proposal or nomination as they determine appropriate if and when the matter is raised at the fiscal 2021 annual meeting.

How do I get a copy of the exhibits filed with our Annual Report?

A copy of our Annual Report for the fiscal year ended June 30, 2019, and consolidated financial statements, were provided to you with this Proxy Statement. We will provide copies of the exhibits filed with our Annual Report upon written request if you are a stockholder as of the Record Date. Requests for such copies should be directed to Investor Relations at 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826. In addition, copies of all of our electronically filed exhibits may be reviewed and printed from the SEC website at http://www.sec.gov.

PROPOSAL 1 – ELECTION OF DIRECTORS

What Am I Voting On?

Stockholders are being asked to elect three Class I directors, Robert Ripp, Dr. Joseph Menaker, and Darcie Peck to serve for a term ending at the third successive annual meeting of stockholders following this Annual Meeting, or until their successors have been duly elected and qualified. Mr. Ripp and Dr. Menaker are current members of the Board.

If any of the nominees becomes unable or unwilling to serve as a director before the Annual Meeting, an event which is not presently anticipated, the individual named as proxy on the proxy card may exercise discretionary authority to vote for substitute nominees proposed by the Board, or, if no substitute is selected by the Board prior to or at the Annual Meeting, for a motion to reduce the present membership of the Board to the number of nominees available.

Voting Recommendation

FOR the election of each Class I director nominee.

Board and Committee Composition

Currently, we have eight directors with each director serving until his successor is elected and qualified. Our Board is divided into three classes, denoted as Class I, Class II, and Class III, serving staggered three-year terms with one class elected at the annual meeting of stockholders. The Class III directors’ term expires at the annual meeting of stockholders proposed to be held in fiscal 2021. The Class II directors’ term expires at the annual meeting of stockholders proposed to be held in fiscal 2022. The Class I directors’ term expires at this Annual Meeting.

The table below lists each current director, each such director’s committee memberships, the chairman of each Board committee, and each such director’s class.

Name	Audit	Compensation	Finance	Nominating & Corporate Governance	Class
Robert Ripp		☒	☒	☒	I
J. James Gaynor					I
Joseph Menaker			☒		I
Sohail Khan		☒	☒	☒	II
Steven Brueck	☒				II
M. Scott Faris	☒		☒		II
Louis Leeburg	☒	☒		☒	III
Craig Dunham	☒				III
Committee Chairman:	Leeburg	Ripp	Khan	Ripp

Biographical and Related Information – Director Nominees, Continuing Directors, and Executive Officers

The following is an overview of the biographical information for each of our director nominees, continuing directors, and executive officers, including their age, the year they became directors or officers, their principal occupations or employment for at least the past five years, and certain of their other directorships.

Nominees for Class I Directors
Robert Ripp, 78 Director (Chairman of the Board)
Mr. Ripp has served as one of our directors since 1999 and as Chairman of the Board since November 1999. During portions of fiscal year 2002, he also served as our Interim President and Chief Executive Officer. Previously, Mr. Ripp served on the board of directors of Ace Limited (“Ace”) from March 1993 to June 2016. In January 2016, Ace announced its acquisition of Chubb Limited and changed its name to Chubb Limited. Mr. Ripp also previously served on the board of directors of PPG Industries (“PPG”) from March 2003 to June 2016 and Axiall Corporation (“Axiall”) from February 2013 to June 2016. Ace, PPG, and Axiall all are listed on the New York Stock Exchange. Mr. Ripp has previous management experience, including serving as AMP Incorporated’s Chairman and Chief Executive Officer from August 1998 until April 1999 and as Vice President and Treasurer of IBM of Armonk, New York from 1989 to 1993. Mr. Ripp graduated from Iona College and earned a Master’s degree in Business Administration from New York University. Mr. Ripp’s extensive business, executive management, and financial expertise gained from various executive positions coupled with his ability to provide leadership skills to access strategic plans, business operational performance, and potential mergers and acquisitions, qualify him for service as one of our directors.

Dr. Joseph Menaker, 62 Director
Dr. Menaker previously served as a consultant to the Board beginning in March 2018 until his appointment to the Board in November 2018, and prior to that was a consultant to us beginning in December 2016. From 1998 to 2016, he served as President of ISP Optics Corporation (“ISP”) and as a director of its wholly owned subsidiary, ISP Optics Latvia SIA (“ISP Latvia”) until we acquired ISP in December 2016. Dr. Menaker is a graduate of Latvian State University, where he received his Bachelor and Master of Science degrees in Economics. In 1985, Dr. Menaker received a Doctor of Philosophy degree in Economics from Leningrad Institute of Finance and Economics. He co-founded UAV Factory Ltd. in Latvia in 2009 and continues to serve as a director. UAV Factory Ltd. is a leading manufacturer of unmanned aerial vehicles. He also serves as a board member for Tsal Kaplun Foundation, a non-profit organization. Dr. Menaker’s expertise gained in various roles in financial management, international operations, and manufacturing of infrared optics and their applications for over thirty years, coupled with his knowledge gained as a researcher and analyst in economics provide invaluable knowledge to our Board and qualify him for service as one of our directors.

Darcie Peck, 61 Director
Ms. Peck was nominated by the Board for election as a Class I director at the Annual Meeting. Ms. Peck has served as a consultant to the Board beginning in April 2019. Prior to that she served as a Managing Partner of Cheer Partners, LLC, a start-up employee engagement consultancy firm from June 2017 through February 2019. From May 2013 until February 2016, Ms. Peck served as the Vice President Finance, Global Services for IMS Health Inc. (“IMS Health,” now IQVIA Holdings Inc.) a technology and analytics company serving life sciences companies near Danbury, Connecticut. From November 2009 until May 2013, Ms. Peck was Vice President Financial Planning and Analysis for IMS Health. From May 2002 through November 2009, Ms. Peck was Vice President Finance and Investor Relations for IMS Health. Prior to that, Ms. Peck was Vice President Finance, IBM Software Group (a division of International Business Machines Corp., or “IBM”) in Somers, New York from March 2001 to May 2002. From 1982 through to 2001, she held progressively increasing leadership responsibilities at IBM in finance, including Chief Financial Officer and General Manager of several acquired companies in technology, manufacturing, and computer leasing. Ms. Peck earned a Bachelor of Arts degree in Biology at the University of Rochester and a Master’s degree in Business Administration from New York University Stern Graduate School of Business Administration. Ms. Peck’s expertise in executive leadership, financial and strategic planning, Investor Relations, international business, general management, business and pricing acumen, and high technology manufacturing process knowledge, uniquely qualifies her for service as one of our directors.

Other Current Class I Director; Executive Officer
J. James Gaynor, 68 President & Chief Executive Officer, and Director
Mr. Gaynor has served as our President, Chief Executive Officer, and as a Director since January 2008, and, prior to that, served as Interim Chief Executive Officer commencing in September 2007. From July 2006 to September 2007, Mr. Gaynor previously served as our Corporate Vice President of Operations. Mr. Gaynor is also a director of LightPath Optical Instrumentation (Shanghai) Co., Ltd. (“LPOI”), our wholly-owned subsidiary, located in Jiading, People’s Republic of China, LightPath Optical Instrumentation (Zhenjiang) Co., Ltd. (“LPOIZ”), our wholly-owned subsidiary, located in the New City District, of the Jiangsu province of the People’s Republic of China, ISP, our wholly-owned subsidiary, previously located in Irvington, New York, and ISP Latvia, our wholly-owned subsidiary located in Riga, Latvia. It is presently Mr. Gaynor’s intention to retire from all positions held with us at the end of fiscal 2020.

Mr. Gaynor is a mechanical engineer with over 30 years of business and manufacturing experience in volume component manufacturing in the electronics and optics industries. Prior to joining us, Mr. Gaynor served as Director of Operations and Manufacturing for Puradyn Filter Technologies, the Vice President of Operations and General Manager for JDS Uniphase Corporation’s Transmission Systems Division and has also held various executive positions with Spectrum Control, Rockwell International, and Corning Glass Works. Mr. Gaynor holds a Bachelor’s degree in Mechanical Engineering from the Georgia Institute of Technology and has worked in the manufacturing industries since 1976. His experience includes various engineering, manufacturing, and management positions in specialty glass, electronics, telecommunications components, and mechanical assembly operations. His global business experience encompasses strategic planning, budgets, capital investment, employee development, cost reduction programs with turnaround and startup companies, acquisitions, and management. Mr. Gaynor has an in-depth knowledge of the optics industry gained through over 30 years of working in various capacities in the industry and understands the engineering aspects of our business, due to his engineering background. Mr. Gaynor’s experience and knowledge is necessary to lead us and our business and has qualified him to serve as one of our directors for the previous eleven years.

Class II Directors

Sohail Khan, 65 Director
Mr. Khan has served as one of our directors since February 2005. Since September 2017, he has served as the managing partner of K5 Innovations, a technology consulting venture. He also served in such role from July 2011 to April 2013. He served as the President and Chief Executive Officer of ViSX Systems Inc., a pioneer and leader in media processing semiconductor solutions for video over IP streaming solutions from September 2015 until the company was acquired by Pixelworks in August 2017. From May 2013 to July 2014, he served as the Chief Executive Officer and a director of Lilliputian Systems, a developer of portable power products for consumer electronics. He was the President and Chief Executive Officer and a member of the board of directors of SiGe Semiconductor (“SiGe”), a leader in silicon-based radio frequency front-end solutions from April 2007 until it was acquired by Skyworks Solutions Inc. in June 2011. Prior to SiGe, Mr. Khan was Entrepreneur in Residence and Operating Partner of Bessemer Venture Partners, a venture capital group focused on technology investments. Mr. Khan received a Bachelor of Science in Electrical Engineering from the University of Engineering and Technology in Pakistan. Additionally, he received a Master’s of Business Administration from the University of California at Berkeley. Mr. Khan previously served on the board of directors and audit committee of Intersil Corporation, a public company, from October 2014 to March 2017, and the board of directors of VIXS Systems, Inc., a public company, until the acquisition by Renesas & Pixelworks in August 2017. Mr. Khan’s experience in venture financing, specifically technology investments, is an invaluable asset Mr. Khan contributes to the Board composition. In addition, Mr. Khan’s significant 35 years of experience in executive management, particularly with respect to technology businesses, profit and loss management, mergers and acquisitions, and capital raising, as well as his background in engineering qualifies him for service as one of our directors.

Dr. Steven Brueck, 75 Director

Dr. Brueck has served as one of our directors since July 2001. Since July 2016, he has served as Vice President and Chief Scientific Officer at Armonica Technologies, Inc., a venture capital-backed company formed to commercialize his University of New Mexico patents in nanofluidics and long-read DNA sequencing. He is a Distinguished Professor, Emeritus of Electrical and Computer Engineering and of Physics at the University of New Mexico in Albuquerque, New Mexico, which he joined in 1985. Although he retired in 2014, he remains active as a University of New Mexico Research Professor. From 1986 to 2013, he served as Director of the Center for High Technology Materials. Since 2016, he has served on the Scientific Advisory Committee for the Center for Integrated Nanotechnologies of Sandia National Laboratories. He is a graduate of Columbia University with a Bachelor of Science degree in Electrical Engineering and a graduate of the Massachusetts Institute of Technology where he received his Master’s and Doctorate of Science degrees in Electrical Engineering. Dr. Brueck is a fellow of The Optical Society of America, the Institute of Electrical and Electronics Engineers, the American Association for the Advancement of Science, and the National Academy of Inventors. Dr. Brueck’s expertise in optics and optics applications, as well as his extensive fifty years of research experience in optics, lasers, detectors, lithography, nonlinear optics, and related fields qualify him for service as one of our directors.

M. Scott Faris, 54 Director
Mr. Faris has served as a director of the Company since December 2011. Mr. Faris is an experienced entrepreneur with almost two decades of operating, venture-financing, and commercialization experience, involving more than 20 start-up and emerging-growth technology companies. In September 2016, Mr. Faris was named the Chief Business Officer of Luminar Technologies, Inc., a leading developer of autonomous vehicle systems technologies including Lidar sensor suites. In June 2013, Mr. Faris founded Aerosonix, Inc. (formerly MicroVapor Devices, LLC), a privately held developer and manufacturer of advanced medical devices, and served as its Chief Executive Officer until August 2016 and has served as Chairman of the board of directors since June 2013. In 2002, Mr. Faris also founded the Astralis Group, a strategy advisor that provides consulting to start-up companies and, since 2004, Mr. Faris has served as its Chief Executive Officer. In August 2007, Mr. Faris founded Planar Energy, a company that developed transformational ceramic solid-state battery technology and products, and served as its Chief Executive Officer until June 2013. Planar Energy is a spin-out of the U.S. Department of Energy’s National Renewable Energy Laboratory. From October 2004 to June 2007, Mr. Faris was a partner with Corporate IP Ventures (formerly known as MetaTech Ventures), an early stage venture fund specializing in defense technologies. Mr. Faris also previously served as the Chairman and Chief Executive Officer of Waveguide Solutions, a developer of planar optical light wave circuit and micro system products, and as a director and Chief Operating Officer of Ocean Optics, Inc., a precision-optical-component and fiber-optic-instrument spin-out of the University of South Florida. Mr. Faris was also the founder and Chief Executive Officer of Enterprise Corporation, a technology accelerator, served as a director of the Florida Seed Capital Fund and Technology Commercialization at the Center for Microelectronics Research, and the chairman of the Metro Orlando EDC. Mr. Faris received a Bachelor of Science degree in Management Information Systems from Penn State University in 1988. Mr. Faris is currently on the board of directors of Aerosonix, Inc., a private company. Mr. Faris’s significant experience in executive management positions at various optical component companies, his experience in the commercialization of optical and opto-electronic component technology, and his background in optics, technology, and venture capital qualify him for service as one of our directors.

Class III Directors

Louis Leeburg, 65 Director
Mr. Leeburg has served as one of our directors since May 1996. Mr. Leeburg is currently a self-employed business consultant. Since 1993, Mr. Leeburg has served as the senior financial advisor of The Fetzer Institute, and before that, he served as the Vice President for Finance. Mr. Leeburg was an audit manager for Price Waterhouse & Co. until 1980. He is a member of Financial Foundation Officers Group and the chairman and trustee for the John E. Fetzer Memorial Trust Fund. Mr. Leeburg received a Bachelor of Science degree in Accounting from Arizona State University. Mr. Leeburg has a broad range of experience in accounting and financial matters. His expertise gained in various roles in financial management and investment oversight for over thirty years, coupled with his knowledge gained as a certified public accountant, add invaluable knowledge to our Board and qualify him for service as one of our directors.

Craig Dunham, 63 Director
Mr. Dunham has served as one of our directors since April 2016, and prior to his appointment to the Board, he served as a consultant to the Board beginning in March 2014. Since April 2015, he has been providing business and M&A consulting. From May 2011 until March 2015, Mr. Dunham served as the Chief Executive Officer of Applied Pulsed Power Inc. (“APP”), a pulsed power components and systems company near Ithaca, New York. Mr. Dunham currently serves as a director of APP. From 2004 until 2011, Mr. Dunham was President, Chief Executive Officer and director of Dynasil Corporation of America (“Dynasil”), a company which was previously listed on the Nasdaq Capital Market until August 2019, and now is quoted on the OTC Markets Group, Inc.’s Pink Open Market. He continues to be a director at Dynasil and is a member of their audit committee. Prior to joining Dynasil, Mr. Dunham spent approximately one year partnering with a private equity group to pursue acquisitions of mid-market manufacturing companies. From 2000 to 2003, he was Vice President/General Manager of the Tubular Division at Kimble Glass Corporation. From 1979 to 2000, he held progressively increasing leadership responsibilities at Corning Incorporated (“Corning”) in manufacturing, engineering, commercial, and general management positions. At Corning, Mr. Dunham delivered results in various glass and ceramics businesses including optics and photonics businesses. Mr. Dunham earned a Bachelor of Science degree in Mechanical Engineering and a Master’s degree in Business Administration from Cornell University. Mr. Dunham’s expertise in executive leadership, financial, strategic planning, operations and management, business acumen, optics/photonics market knowledge, and knowledge of the acquisitions process, qualifies him for service as one of our directors.

Executive Officers Who Do Not Serve as Directors

Donald O. Retreage, Jr., 65 Chief Financial Officer
Mr. Retreage was appointed Chief Financial Officer on June 18, 2018. He most recently served as Senior Vice President of Houser Logistics from April 2017 to June 2018, where he was responsible for aligning strategic initiatives with corporate targets for customer service, revenue, and cost control. Prior to that, during a portion of 2017, Mr. Retreage was a Financial Specialist at Robert Half / Accountemps, and from October 2016 to January 2017, Mr. Retreage served as a Senior Business Consultant for International Services Inc., during which he worked with business owners to develop management processes, practices, and policies to drive profitability and grow businesses. From 2008 to 2015, Mr. Retreage served as Deputy Managing Director & Financial Director at Seaboard Management Corporation, a division of Seaboard Corporation. He received a Bachelor of Science in Business Administration, Accounting and Finance from University of Louisiana at Lafayette. Mr. Retreage is experienced in directing international business operations and aligning strategic initiatives with corporate targets for revenue, cost control, and employee development and engagement.

Alan Symmons, 47 Chief Operating Officer
Mr. Symmons was appointed Chief Operating Officer, a newly created position, effective July 8, 2019. Mr. Symmons previously served as our Executive Vice President of Operations since January 2015, and prior to that, he served as our Vice President of Corporate Engineering from August 2010 until January 2015, our Director of Engineering from December 2008 to August 2010, and our Opto-Mechanical Manager from October 2006 to December 2008. Prior to joining us, Mr. Symmons was an Engineering Manager for Aurora Optical, a subsidiary of Multi-Fineline Electronix (“MFLEX”), dedicated to the manufacture of cell phone camera modules. From 2000 to 2006, Mr. Symmons worked for Applied Image Group – Optics (“AIG/O”), a recognized leader in precision injection molded plastic optical components and assemblies, working up to Engineering Manager. AIG/O was purchased by MFLEX in 2006. Prior to 2000, Mr. Symmons held engineering positions at Ryobi N.A., SatCon Technologies, and General Dynamics. Mr. Symmons has a Bachelor of Science degree in Mechanical Engineering from Rensselaer Polytechnic Institute and a Master’s degree in Business Administration from the Eller School of Management at the University of Arizona.

CORPORATE GOVERNANCE

Meetings of the Board and its Committees

The Board has an Audit Committee, a Compensation Committee, Nominating and Corporate Governance Committee, and a Finance Committee. The entire Board met eight times, including telephonic meetings, during fiscal 2019. All eight directors attended 100% of the Board meetings. Messrs. Ripp, Khan, Leeburg, and Dunham and Drs. Menaker and Brueck attended 100% of the meetings held by committees of the Board on which they served. Mr. Faris attended 100% of the meetings held by the Audit Committee and 50% of the meetings held by the Finance Committee. All of the then-elected directors attended the fiscal 2019 Annual Meeting of Stockholders on November 15, 2018.

It is our policy that all of our directors are required to make a concerted and conscientious effort to attend our annual stockholders’ meeting in each year during which that director serves as a member of the Board.

Audit Committee. The Audit Committee, which consists of Dr. Steven Brueck, M. Scott Faris, Craig Dunham, and Louis Leeburg (Chairman), met four times during fiscal 2019. The meetings included discussions with management and with our independent registered public accounting firm to discuss our interim and annual financial statements and our annual report, and the effectiveness of our financial and accounting functions and organization.

The Audit Committee acts pursuant to a written charter adopted by the Board, a copy of which is available on our website at www.lightpath.com under the “Investor” tab. The Audit Committee’s responsibilities include, among others, engaging and terminating our independent registered public accounting firm, oversight of the independent registered public accounting firm, and determining the compensation for their engagement(s). The Board has determined that the Audit Committee is comprised entirely of independent members as defined under applicable listing standards set out by the SEC and The Nasdaq Capital Market (the “NCM”). The Board has also determined that three members of the Audit Committee, Mr. Leeburg, Mr. Faris, and Mr. Dunham, are “audit committee financial experts” as defined by SEC rules and qualify as independent in accordance with the NCM rules. Mr. Leeburg’s, Mr. Faris’, and Mr. Dunham’s respective business experience that qualifies each director to be determined as “audit committee financial expert” is described above.

Compensation Committee. The Compensation Committee, which consisted of Robert Ripp (Chairman), Sohail Khan, and Louis Leeburg, met three times during fiscal 2019. The Compensation Committee acts pursuant to a written charter adopted by the Board, a copy of which is available on our website at www.lightpath.com under the “Investor” tab.

The Compensation Committee is responsible for establishing, implementing, and continually monitoring our compensation policies and philosophy, including administering our 2018 Omnibus Incentive Plan (the “Incentive Plan”), pursuant to which incentive awards, including stock options, are granted to our directors, executive officers, and key employees. The Compensation Committee is responsible for determining executive compensation, including approving recommendations regarding equity awards to all of our executive officers. However, the Compensation Committee does rely on the annual reviews made by the Chief Executive Officer with respect to the performance of each of our other executive officers. The conclusions reached, and recommendations made based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executive officers. In the case of the Chief Executive Officer, compensation is determined solely based on the review conducted by the Compensation Committee.

The Compensation Committee also annually reviews director compensation to ensure non-employee directors are adequately compensated for the time expended in fulfilling their duties to us, as well as the skill-level required by us of members of the Board. After the Compensation Committee completes their annual review, they make recommendations to the Board regarding director compensation.

The Compensation Committee regularly engages Meridian Consulting Partners, LLC (the “Consultant”), as a compensation consultant, to assist with the Compensation Committee’s responsibilities related to our executive compensation program and the director compensation program. The Compensation Committee plans to engage the Consultant every two years to review and make recommendations on the Company’s executive compensation plans. During fiscal 2019, the Compensation Committee engaged the Consultant to provide recommendations with respect to our executive compensation program as compared with ten peer companies (the “Peer Group”), which consist of companies that are similar in size by either revenue or market capitalization. These recommendations updated previous recommendations the Consultant provided in the spring of 2017. Pursuant to the Compensation Committee’s request, the Consultant collected executive and director compensation information for the “Peer Group, which allowed the Compensation Committee to compare components of our compensation program to that of the Peer Group for compensation trends and implications. The companies included in the Peer Group are as follows: Digital Ally, Inc., LRAD Corp., CyberOptics Corporation, CUI Global, Inc., Wireless Telecom Group, Inc., Luna Innovations Incorporated, Frequency Electronics, Inc., Dynasil, Nanophase Technologies Corporation, and Giga-tronics Incorporated. The Compensation Committee reviewed and discussed the Peer Group information with the Consultant, and determined that the Company should strive to set compensation levels for executive officers and directors at or near the 50th percentile relative to the Peer Group’s compensation levels.

The Compensation Committee has engaged the Consultant for fiscal 2020 for the purpose of providing market data and analysis from the Peer Group with regard to termination treatment of and benefits for their executive officers and directors. The analysis includes review of equity and cash compensation for executive officers regarding change of control agreements, severance plans, and the handling of equity for executive officers and directors upon retirement, death, or disability. The Consultant will make recommendations to the Compensation Committee regarding termination treatment and benefits at the conclusion of their work.

No services were provided by the Consultant during fiscal 2018. However, in determining the form and amount of compensation to be paid to the named executive officers for fiscal 2018, the Compensation Committee considered the information gathered by and recommended by the Consultant in fiscal 2017. The Compensation Committee evaluated the independence of the Consultant at the time of engagement and determined that the Consultant was independent pursuant to the factors set forth in Section 10C-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Finance Committee. The Finance Committee, which consists of Sohail Khan (Chairman), Robert Ripp, M. Scott Faris, and Dr. Joseph Menaker met twice during fiscal 2019. The Finance Committee acts pursuant to a written charter adopted by the Board, a copy of which is available on our website at www.lightpath.com under the “Investor” tab. The Finance Committee oversees our financial management, including overseeing our strategic and transactional planning and activities, global financing, capital structure objectives and plans, insurance programs, tax structure, and investment program and policies.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, which consists of Robert Ripp (Chairman), Sohail Khan, and Louis Leeburg, met three times during fiscal 2019. The Nominating and Corporate Governance Committee acts pursuant to a written charter adopted by the Board, a copy of which is available on our website at www.lightpath.com under the “Investor” tab. The Nominating and Corporate Governance Committee carries out the responsibilities delegated by the Board relating to our director nominations process and procedures, and developing, maintaining, and monitoring compliance with the Company’s corporate governance policies, guidelines, and activities. During fiscal 2019, the Nominating and Corporate Governance Committee began discussing whether it should establish retirement guidelines for our executive officers and directors.

All current committee members are expected to be reappointed to the same committees at the Board meeting to be held immediately following the Annual Meeting. If Ms. Peck is elected as a Class I director at the Annual Meeting, the Board expects to appoint her to serve on the Audit Committee.

Nominations Process and Criteria

The Nominating and Corporate Governance Committee determines the qualifications, qualities, skills, and other expertise required to be a director and to develop, and recommend to the Board for its approval, criteria to be considered in selecting nominees for director. The Committee and the Board believe that at this time, it is unnecessary to adopt criteria for the selection of directors. Instead, the Committee and the Board believes that the desirable background of a new individual member of the Board may change over time and that a thoughtful, thorough selection process is more important than adopting criteria for directors.

They will also identify, recruit, and screen candidates for the Board, consistent with criteria approved by the Board. The Committee and Board is fully open to utilizing whatever methodology is efficient in identifying new, qualified directors when needed, including industry contacts of our directors or professional search firms. The Committee also considers any director candidates recommended by our stockholders pursuant to the procedures described in this Proxy Statement and any nominations of director candidates validly made by stockholders in accordance with applicable laws, rules, and regulations, and the provisions of our charter documents.

In fiscal 2019, the Board began considering potential director candidates in light of the Board’s potential adoption of term limits and other anticipated director retirements. Potential candidates were solicited from members of the Board, and individuals personally known to the members of our Board. Ms. Peck was identified and interviewed by several members of the Board. She has also served as a consultant to the Board since May 2019. Based on her experience and her contributions as a consultant, the Board believes Ms. Peck is a qualified candidate for election to the Board. Ms. Peck has been nominated to the Board as a Class I director to replace the vacancy created by Mr. Gaynor’s decision to not be considered for reelection as a result of his intention to retire in June 2020 from all positions held with us. Her nomination is recommended by the Nominating and Corporate Governance Committee and has been approved by the Board.

There were no fees paid or due to third parties in fiscal 2019 to identify or evaluate, or to assist in evaluating or identifying, potential director nominees.

Any stockholder wishing to propose that a person be nominated for or appointed to the Board may submit such a proposal, according to the procedure described in the stockholder proposal section on page 6 of this Proxy Statement, to:

Corporate Secretary
LightPath Technologies, Inc.
2603 Challenger Tech Court, Suite 100
Orlando, Florida 32826

The Corporate Secretary will promptly forward any such correspondence to the Chairman of the Nominating and Corporate Governance Committee for review and consideration by the Nominating and Corporate Governance Committee in accordance with the criteria described above.

Director Independence

In accordance with NCM and SEC rules, the Board affirmatively determines the independence of each director and director nominee in accordance with guidelines it has adopted, which include all elements of independence set forth in the NCM listing standards. Based on these standards, the Board has determined that each of the following non-employee directors serving during fiscal 2019 is independent and has no relationship with us, except as one of our directors and stockholders.

Robert Ripp	Sohail Khan
Steven Brueck	Louis Leeburg
M. Scott Faris	Craig Dunham

The Board also determined that Darcie Peck, nominated to serve as a Class I director to be elected at the Annual Meeting, is also independent in accordance with these standards. Based on these standards, the Board determined J. James Gaynor and Dr. Joseph Menaker, currently Class I directors, were not independent.

All of the members of the Audit, Nominating and Corporate Governance, and Compensation Committees are also independent.

The Board approved an Amended and Restated Code of Business Conduct and Ethics (the “Code”) on April 28, 2016. The Code applies to all of our employees, officers, and directors, including our principal executive officers, principal financial officers, and principal accounting officer or controller, or persons performing similar functions. The Board also approved an Amended and Restated Code of Business Conduct and Ethics for Senior Financial Officers (the “Senior Financial Officer Code”), which applies to our Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller, accounting manager, and persons performing similar functions. Copies of the Code and the Senior Financial Officer Code are available on our website at www.lightpath.com, under the “Investor” tab, or may be obtained free of charge by writing to: Corporate Secretary, LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826.

Related Party Transactions

When we are contemplating entering into any transaction in which any executive officer, director, director nominee, or any family member of the foregoing would have any direct or indirect interest, regardless of the amount involved, the terms of such transaction have to be presented to the Audit Committee (other than any interested director) for approval or disapproval. Neither the Audit Committee nor the Board have adopted a written policy for reviewing related party transactions but when presented with such transaction, the transaction is discussed by the Audit Committee and documented in its meeting minutes.

The Code also requires our employees, officers, and directors to provide prompt and full disclosure of all potential conflicts of interest to the appropriate person. These conflicts of interest may be specific to the individual or may extend to his or her family members. Any officer who has a conflict of interest with respect to any matter is required to disclose the matter to our Chief Executive Officer or, in the case of the Chief Executive Officer, to the Chairman of the Audit Committee. All other employees are required to make prompt and full disclosure of any conflict of interest to his or her immediate supervisor, who will then make prompt and full disclosure to our Chief Executive Officer. Directors are required to disclose any conflict of interests to the Chairman of the Audit Committee and are prohibited from voting on any matter(s) in which they have a conflict of interest. In addition, directors and executive officers are required to disclose in an annual questionnaire, any current or proposed conflict of interests (including related party transactions).

From the period beginning July 1, 2018 and ending October 1, 2019, there were no current or proposed related party transactions.

Board of Directors Leadership Structure and Role in Risk Oversight

Board Leadership Structure

Our Board has chosen to separate the positions of Chairman and Chief Executive Officer, with Mr. Robert Ripp serving as Chairman and Mr. J. James Gaynor serving as President and Chief Executive Officer. As President and Chief Executive Officer, Mr. Gaynor is responsible for our day-to-day leadership and performance, with the Board being responsible for setting our strategic direction, as well as overseeing and advising our management. The Board believes that the current independent leadership of the Board by our non-executive Chairman enhances the effectiveness of its oversight of management and provides a perspective that is separate and distinct from that of management.

Role of the Board in Risk Oversight

Our Board is responsible for the oversight of our operational risk management process. Our Board has delegated authority for addressing certain risks, and accessing the steps management has taken to monitor, control, and report such risks, to our Audit and Finance Committees. Such risks include risks relating to execution of our growth strategy, the effects of the contracting in the global economy and general financial condition and outlook on customer purchases, component inventory supply, or ability to expand our partner network, communication with investors, certain actions of our competitors, the protection of our intellectual property, sufficiency of our capital, inventory investment and risk of obsolescence, security of information systems and data, integration of new information systems, credit risk, product liability, and costs of reliance on external advisors. The Audit or Finance Committee, as applicable, then reports such risks as appropriate to the Board. The Board initiates discussions with appropriate members of our senior management if, after discussion of such risks, the Board determines that such risks raise questions or concerns about the status of operational risks then facing us.

Our Board relies on our Compensation Committee to address significant risk exposures we face with respect to compensation, including risks relating to retention of key employees, protection of partner relationships, management succession, and benefit costs, and, when appropriate, reports these risks to the full Board.

Stockholder Communications with the Board

Stockholders and other parties interested in communicating directly with the Board, a committee of the Board, or any individual director, may do so by sending a written communication to the attention of the intended recipient(s) in care of the Corporate Secretary, LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826. The Corporate Secretary will forward all appropriate communications to the Chairman of the Audit Committee.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 18, 2019, the number and percentage of outstanding shares of our Class A common stock, owned by: (i) each of our directors (which includes all nominees), (ii) each of the named executive officers, (iii) our directors and named executive officers as a group, and (iv) each person known by us to be the beneficial owner of more than 5% of our outstanding Class A common stock. The number of shares of Class A common stock outstanding as of September 18, 2019 was 25,827,265.

The number of shares beneficially owned by each director, named executive officer, and greater than 5% beneficial owner is determined under SEC rules, and the information is not necessarily indicative of the beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of September 18, 2019, through the exercise of any stock option or other right to purchase, such as a warrant. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. In certain instances, the number of shares listed may include, in addition to shares owned directly, shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest. The table that follows is based upon information supplied in a questionnaire completed by each named executive officer and director and stockholders beneficially owning greater than 5% of our Class A common stock.

	Securities
	Class A Common Stock
Name and Address (1)(10)	Restricted (2)	Unrestricted	Options	Amount of Shares of Class A Common Stock Beneficially Owned	Percent Owned (%)
Robert Ripp, Director	348,954	775,000	—	1,123,954(3)	4.3%
Louis Leeburg, Director	348,954	102,691	—	451,645(4)	1.7%
Sohail Khan, Director	350,154	20,661	—	370,815	1.4%
Dr. Steven Brueck, Director	348,954	79,870	—	428,824(5)	1.6%
M. Scott Faris, Director	248,254	—	—	248,254	1.0%
Craig Dunham, Director	157,794	33,000	—	190,794	*
Dr. Joseph Menaker, Director	32,787	483,604	—	516,391	2.0%
J. James Gaynor, President, CEO & Director	8,452	193,991	501,606	704,049(6)	2.7%
Donald Retreage, Jr., CFO	—	—	2,500	2,500(7)	*
Alan Symmons, COO	3,019	22,101	190,184	215,304(8)	*
All directors and named executive officers currently holding office as a group (10 persons)	1,847,322	1,710,918	694,290	4,252,530	15.0%

Darcie Peck, Nominee for Director	—	—	—	—	0.0%
Pudong Science and Technology Investment (Cayman) Co., Ltd.	—	2,270,026	—	2,270,026(9)	8.8%

*Less than 1%

Notes:

(1)
Except as otherwise noted, each of the parties listed above has sole voting and investment power over the securities listed. The address for all directors and officers is “in care of” LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826. The address for Pudong Science and Technology (Cayman) Co. Ltd., as filed on a Schedule 13G filed on November 28, 2017, is 46F, Building 1, Lujiazui Century Financial Plaza, No. 729 South Yanggao Road, Pudong, Shanghai 200127, People’s Republic of China.
(2)
Restricted stock units (“RSUs”) awarded to our directors vest over three years. All directors have elected to defer receipt of the vested shares until after they leave the Board, either by reason of resignation, termination, or otherwise. Therefore, these vested shares remain unissued. All of the director’s unvested RSUs will vest upon such director’s resignation or termination from the Board. The amounts of restricted stock set forth above reflects both vested and unvested shares included in the RSU awards. The amounts of vested shares for each director, other than Mr. Gaynor, are as follows: Mr. Ripp – 321,677, Mr. Leeburg – 321,677, Mr. Khan – 322,877, Dr. Brueck – 321,677, Mr. Faris – 220,977, Mr. Dunham – 130,517, and Dr. Menaker – 10,929.
(3)
Does not include 7,812 shares of Class A common stock, which are owned by trusts for Mr. Ripp's adult children and for which he disclaims beneficial ownership.
(4)
Includes 92,691 shares of Class A common stock, which are held jointly with his wife and for which he shares voting and investment power.
(5)
Includes 70,870 shares of Class A common stock held by a family trust for which he shares voting and investment power.
(6)
Includes 501,606 shares of Class A common stock with respect to which Mr. Gaynor has the right to acquire. Mr. Gaynor holds options that are currently exercisable for an aggregate of 501,616 shares of Class A common stock. This amount does not include 33,267 shares of Class A common stock underlying options and RSUs that remain unvested.
(7)
Includes 2,500 shares of Class A common stock with respect to which Mr. Retreage has the right to acquire. Specifically, Mr. Retreage holds options that are currently exercisable for an aggregate of 2,500 shares of Class A common stock. This amount does not include 7,500 shares of Class A common stock underlying options that remain unvested.
(8)
Includes 190,184 shares of Class A common stock with respect to which Mr. Symmons has the right to acquire. Mr. Symmons holds options that are currently exercisable for an aggregate of 190,184 shares of Class A common stock. This amount does not include 11,881 shares of Class A common stock underlying options and RSUs that remain unvested.
(9)
Pudong Science and Technology Investment (Cayman) Co., Ltd. is wholly owned by Shanghai Pudong Science and Technology Investment Co., Ltd., and for purposes hereof is also deemed as a beneficial owner of the shares.
(10)
Dorothy Cipolla, our former Vice President and Executive Director of Compliance, separated from us in July 2019. Ms. Cipolla is not considered a named executive officer for fiscal 2019 because, even if she was still serving as an executive officer at the end of fiscal 2019, she would not have qualified as one of our two most highly compensated executive officers. Accordingly, Ms. Cipolla is not included above.

Change-in-Control Arrangements

We do not know of any arrangements, which may, at a subsequent date, result in a change in control.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act, requires that our directors and executive officers, and persons who beneficially own more than 10% of our common stock (referred to herein as the “Reporting Persons”) file with the SEC various reports as to their ownership of and activities relating to our Class A common stock. To the best of our knowledge, all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during our most recent fiscal year. In making these statements, we have relied solely on our review of copies of the reports furnished to us, representations that no other reports were required, and other knowledge relating to transactions involving the Reporting Persons.

EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

Our compensation policy is designed to attract and retain qualified key executive officers critical to our achievement of reaching and maintaining profitability and positive cash flow, and subsequently our growth and long-term success. To attract, retain, and motivate the executive officers to accomplish our business strategy, the Compensation Committee establishes our executive compensation policies and oversees our executive compensation practices.

The Compensation Committee believes that the most effective executive compensation program is one that is designed to recognize the achievement of our specific short-term and long-term goals, and which aligns executives’ interests with those of the stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of improving stockholder value.

It is the objective of the Compensation Committee to have a portion of each named executive officer’s compensation contingent upon our performance as well as upon the individual’s personal performance. Accordingly, each named executive officer’s compensation package is comprised of two elements: (i) base salary, which reflects individual performance and expertise and (ii) short-term and long-term incentive awards, which are tied to the achievement of certain performance goals that the Compensation Committee establishes from time to time. The Compensation Committee has structured compensation of our named executive officers to incentivize achievement of our business goals and reward our named executive officers for achieving such goals.

The Compensation Committee also evaluates our compensation program to ensure that we maintain the ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executive officers.

In accordance with the advisory “say-on-frequency” vote of our stockholders at the fiscal 2017 annual meeting of stockholders, held in January 2017, and as approved by the Board, we will include an annual advisory “say-on-pay” vote in our proxy statement, including this Proxy Statement for the fiscal 2020 Annual Meeting. Our next required stockholder advisory “say-on-frequency” vote will occur at our fiscal 2023 annual stockholders’ meeting. The most recent “say-on-pay” advisory vote occurred at the fiscal 2019 annual meeting, at which our stockholders approved, on an advisory basis, the compensation of our named executive officers.

Setting Executive Compensation

In making compensation decisions, the Compensation Committee relies on the following:

●
the annual reviews made by the Chief Executive Officer with respect to the performance of each of our other named executive officers;

●
the annual review conducted by the Compensation Committee with respect to the performance of the Chief Executive Officer;

●
compensation paid to executive officers of other manufacturing companies similar in size and scope as us and our competitors; and

●
our annual performance with respect to our short-term and long-term strategic plan.

There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee annually reviews information to determine the appropriate level and mix of incentive compensation when determining our executive compensation plan. Based on these factors, the Compensation Committee makes compensation decisions, including salary adjustments, annual short-term cash incentive awards, and long-term equity incentive awards for our named executive officers.

Retirement Benefits

We offer a qualified 401(k) defined contribution plan. The ability of named executive officers to participate fully in this plan is limited under the requirements of the Internal Revenue Code of 1986, as amended, and the Employment Retirement Income Security Act of 1974, as amended. We currently match 100% of the first 2% of employee contributions.

Executive Compensation and Risk

Although a substantial portion of the compensation paid to our named executive officers is performance-based, we believe our executive compensation programs do not encourage excessive and unnecessary risk-taking by our named executive officers because these programs are designed to encourage our named executive officers to remain focused on both our short-term and long-term operation and financial goals. We achieve this balance through a combination of elements in our overall compensation plans, including: (i) elements that reward different aspects of short-term and long-term performance; (ii) incentive compensation that rewards performance on a variety of different measures; and (iii) cash awards and stock option awards, to encourage alignment with the interests of stockholders.

Executive Officer Stock Ownership Requirements

Effective as of January 1, 2016, our Board established certain guidelines requiring that each of our executive officers acquire and maintain a minimum level of ownership of our securities during the period in which he or she is an executive officer. The Board modified the minimum level of ownership in fiscal 2018. As modified, the guidelines set the target ownership level at five times the annual base salary for our Chief Executive Officer and three times the annual base salary for each of our other executive officers, as measured at fiscal year-end. The Board reviews the target ownership levels on an annual basis to determine whether such target ownership levels should be increased.

For purposes of determining ownership levels, all forms of equity and derivative securities, including stock, stock options, restricted stock, and RSUs, count towards satisfaction of the ownership guidelines; however, with respect to any stock option award, only the number of shares equal to (i) the difference between the closing price of the Class A common stock as reported on the NCM at the end of the fiscal year and the exercise price of the stock option multiplied by (ii) the number of shares underlying the stock option, then (iii) divided by the closing price of the Class A common stock as reported on the NCM at the end of the fiscal year, are included for purposes of determining whether the stock ownership target is met. For example, if an officer is awarded a stock option of 100 shares of Class A common stock, with an exercise price of $1.00 per share, and the closing price of the Class A common stock as reported on the NCM on June 30, 2019 is $2.00, the number of shares of Class A common stock included from such stock option award for purposes of meeting the stock ownership target is 50 shares.

The Board may grant waivers of the guidelines in the event of financial hardship or other good cause. Once an executive officer attains his or her required stock ownership level, he or she will remain in compliance with the guidelines despite future changes in the stock price and base salary, as long as the executive officer’s holdings do not decline below the number of shares owned at the time the required stock ownership level was met. Each executive officer will have until December 31, 2021, or five years after his or her date of becoming an executive officer, whichever is later, to meet the required ownership level.

The named executive officers did not meet their respective ownership targets as of June 30, 2019. The levels of ownership as of June 30, 2019 were negatively impacted, as compared to June 30, 2018, because of the decrease in the closing market price per share of our Class A common stock at the end of fiscal 2019.

Name	Class A common stock	Stock Options (1)	Restricted Stock Units	Total Amount of Shares of Class A Common Stock Beneficially Owned	Stock Price at June 30, 2019	Market Value at June 30, 2019	Base Salary	% of Salary
J. James Gaynor	193,991	—	8,452	202,443	$0.91	$184,223	$315,000	58%
Donald O. Retreage, Jr.	—	—	—	—	$0.91	$-	$200,000	0%
Alan Symmons	22,101	175	3,019	25,295	$0.91	$23,018	$210,000	11%

(1)
Does not include stock options with an exercise price that exceeds the closing stock price as of June 30, 2019.

2019 Incentive Program

Our fiscal 2019 incentive program has two key components: (i) the Short-Term Incentive (“STI”) program, and (ii) the Long-Term Incentive (“LTI”) program. The STI program is comprised of awards based on our achievement of specific fiscal 2019 financial objectives (the “2019 STI Award”). The LTI program is comprised of (i) an individual discretionary stock option award, based on an executive officer’s achievement of individual goals evaluated over a one-year performance period (the “2019 LTI Discretionary Award”), which goals were set prior to the beginning of fiscal 2019, and (ii) a corporate performance-based equity award based on the achievement of pre-established financial performance metrics evaluated over a three-year performance period (the “2019 LTI Multi-Year Award” and, together with the 2019 LTI Discretionary Award, the “2019 LTI Awards”). The metrics for the 2019 LTI Multi-Year Award were set prior to the beginning of fiscal 2019 for the three-year period beginning on July 1, 2018 through June 30, 2021.

Our incentive program includes different levels of bonus opportunity based on a participant’s position with the Company. For fiscal 2019, Mr. Gaynor was the only “level one” participant and Mr. Retreage and Mr. Symmons were “level two” participants. Bonus opportunities for level one and level two participants for fiscal 2019 were calculated by applying designated portions of their respective bonus pool amounts, which were set by the Compensation Committee, to formulas for each of the components of the STI and LTI programs, as applicable.

The Compensation Committee determined that achievement of the 2019 STI Award could be paid 50% in cash and 50% in RSUs; however, the Compensation Committee retained the discretion to adjust the allocation of the 2019 STI Award between cash and RSUs prior to payment.

STI Program

The 2019 STI Award was based on the following financial objectives: (i) revenue growth over that of the prior fiscal year (the “Revenue Component”); (ii) EBITDA growth (which is earnings before income, taxes, depreciation, and amortization) (the “EBITDA Component”); and (iii) return on assets (adjusted to exclude the effect of goodwill) (the “ROA Component”). The Revenue Component was weighted at 20%, the EBITDA Component was weighted at 40%, and the ROA Component was weighted at 40%. Each component of the 2019 STI Award is evaluated independently of the other components, and the 2019 LTI Awards are evaluated independently of the 2019 STI Award.

In April 2019, based on our year-to-date financial performance as compared to our fiscal 2019 projetions, the Compensation Committee revised the financial components of the 2019 STI Award and the respective targets, in order to incentivize the participants to recover any portion of the then-anticipated shortfall of the initial Revenue Component target and the initial EBITDA Component target. If the revised targets were met for the Revenue Component and the EBITDA Component, the Compensation Committee would have then considered the achievement of certain operational and business development objectives set for each named executive in determining the payout amount of the 2019 STI Award. Based on the revisions to the financial components of the 2019 STI Award, participants were not eligible to earn a portion of the 2019 STI Award based on the ROA Component. The revisions to the 2019 STI Award also decreased the overall bonus pool amount available for the 2019 STI Awards. Based on our fiscal 2019 financial performance, we did not meet the revised 2019 STI Award program targets; thus none of our named executive officers earned the 2019 STI Award.

Revenue Component

The maximum bonus pool amount with respect to the Revenue Component of the 2019 STI Award, as revised, was $43,000, $16,000, and $17,000 for Mr. Gaynor, Mr. Retreage, and Mr. Symmons, respectively (for each participant, the “Revenue Pool Amount”). Based on the revisions to the 2019 STI Award, participants would only earn the Revenue Component if we achieved the revised target of 8% of year-over-year growth in fiscal 2019. If we achieved the revised target of 8% of year-over-year revenue growth in fiscal 2019, then participants would be entitled to a bonus award under the Revenue Component equal to such participant’s Revenue Pool Amount multiplied by the quotient of the actual revenue growth percentage divided by the initial target of 15%.

Our revenue in fiscal 2019 increased by 4%, as compared to fiscal 2018. Accordingly, the target was not met, and the participants did not earn any portion of the Revenue Component of the 2019 STI Award.

EBITDA Component

In order for our participants to earn a bonus with respect to the EBITDA Component, we had to meet or exceed a minimum EBITDA margin target established by the Compensation Committee for fiscal 2019. The EBITDA margin was calculated by dividing the fiscal 2019 EBITDA by the fiscal 2019 revenues. Based on the revisions to the 2019 STI Award, participants would be entitled to the following amounts for each percentage point above 15% of EBITDA margin: $14,664, $5,456, and $5,797 for Mr. Gaynor, Mr. Retreage, and Mr. Symmons, respectively.

We did not exceed an EBITDA margin of 15% for fiscal 2019. Accordingly, the participants did not earn the EBITDA Component of the 2019 STI Award.

LTI Program

The 2019 LTI Awards are comprised of two components: (i) the 2019 LTI Discreationary Award and (ii) the 2019 LTI Multi-Year Award.

2019 LTI Discretionary Award

The 2019 LTI Discretionary Award is an individual discretionary stock option award made by our Compensation Committee that is based on each executive officer’s achievement of certain individual goals approved by the Compensation Committee for fiscal 2019. In order to determine a participant’s 2019 LTI Discretionary Award bonus opportunity, the portion of such participant’s bonus pool amount applicable to the 2019 LTI Awards calculation ($125,000 in the case of Mr. Gaynor, $50,000 in the case of Mr. Retreage, and $50,000 in the case of Mr. Symmons), was multiplied by 40%. Thus, the bonus opportunity for the 2019 LTI Discretionary Award was $50,000, $20,000, and $20,000 for Mr. Gaynor, Mr. Retreage, and Mr. Symmons, respectively. Participants can earn any portion of the bonus opportunity for the 2019 LTI Discretionary Award. The Compensation Committee determined that if earned, the 2019 LTI Discretionary Award would be paid as a stock option, with one-third of the shares of Class A common stock underlying the stock option vesting on each of the first, second, and third anniversaries of the grant date. The Compensation Committee determined that if awarded, the exercise price would be set at the greater of the then-current market price of our Class A common stock, or the book value per share of our Class A common stock as of June 30, 2019.

At the end of fiscal 2019, our Chief Executive Officer provided an executive summary to the Compensation Committee, which summarized each named executive officer’s achievements with respect to their individual goals, which were based on certain operational, strategic, and business development objectives. After review and consideration, the Compensation Committee determined that Mr. Retreage and Mr. Symmons would be eligible for a portion of the 2019 LTI Discretionary Award. Based on this review of our Chief Executive Officer’s executive summary, and after considering Mr. Retreage’s and Mr. Symmons’ individual achievements during fiscal 2019, the Compensation Committee determined that Mr. Retreage earned a portion of his 2019 LTI Discretionary Award in an amount equal to $8,200 and Mr. Symmons earned a portion of his 2019 LTI Discretionary Award in an amount equal to $10,000. The Compensation Committee determined that Mr. Gaynor was not eligible to receive any portion of his 2019 LTI Discretionary Award. The 2019 LTI Discretionary Award will be paid as a stock option grant, which will vest in three equal annual installments beginning on the first anniversary of the grant date and will have an exercise price equal to the book value per share of our Class A common stock as of June 30, 2019, which was $1.28. The dollar amount of the award will be divided by the Black-Scholes-Merton value per share to determine the number of shares underlying the stock options granted. We expect to grant the stock options in November 2019.

2019 LTI Multi-Year Award

The 2019 LTI Multi-Year Award is a corporate performance-based equity award based on the achievement of pre-established financial performance metrics over a three-year performance period. In order to determine a participant’s 2019 LTI Multi-Year Award bonus opportunity, the portion of such participant’s bonus pool amount applicable to the 2019 LTI Awards calculation ($125,000 in the case of Mr. Gaynor, $50,000 in the case of Mr. Retreage, and $50,000 in the case of Mr. Symmons), was multiplied by 60%. Thus, the bonus opportunity for the 2019 LTI Multi-Year Award was $75,000, $30,000, and $30,000 for Mr. Gaynor, Mr. Retreage, and Mr. Symmons, respectively.

The performance metrics upon which the 2019 LTI Multi-Year Award was based are as follows: (i) revenue (the “LT Revenue Component”); (ii) book value per share of Class A common stock (the “LT Book Value Component”); and (iii) EBITDA margin (the “LT EBITDA Component”). The Compensation Committee set a target for each component for each year during the three-year period (July 1, 2018 through June 30, 2021). Each performance component is valued at “one point” for each year during the three-year period. For each performance component for which the target is achieved, the participants each earn “one point.” Thus, the LT Revenue Component is worth one point per year during the three-year performance period, the LT Book Value Component is worth one point per year during the three-year performance period, and the LT EBITDA Component is worth one point per year during the three-year performance period.

The payout opportunity based on the number of total points earned during the three-year performance period is shown in the table below.

Number of Points Earned	Percentage of Payout of the 2019 LT Multi-Year Award
0-3	0%
4	50%
5	60%
6	75%
7	100%
8	110%
9	125%

Each component of the 2019 LTI Multi-Year Award is evaluated independently of the other components during each year of the performance. The Compensation Committee determined that if earned at the end of the three-year performance period, the 2019 LTI Multi-Year Award would be paid as RSUs.

LT Revenue Component – Fiscal 2019 (Year 1)

The Compensation Committee set the LT Revenue Component for fiscal 2019 at $37.3 million, which represents year-over-year revenue growth of 15%, compared to fiscal 2018. Our total revenue for fiscal 2019 was less than the target; thus, the participants did not earn a point for the LT Revenue Component in fiscal 2019.

LT Book Value Component – Fiscal 2019 (Year 1)

The Compensation Committee set the LT Book Value Component for fiscal 2019 at $1.50 book value per share of Class A common stock. Our book value per share of Class A common stock for fiscal 2019 was $1.28; thus, the participants did not earn a point for the LT Book Value Component in fiscal 2019.

LT EBITDA Component – Fiscal 2019 (Year 1)

The Compensation Committee set the LT EBITDA Component for fiscal 2019 at an EBITDA margin of 19%. Our EBITDA margin for fiscal 2019 was less than the target; thus, the participants did not earn a point for the LT EBITDA Component in fiscal 2019.

2018 Incentive Program

Our fiscal 2018 incentive program has two key components: (i) the STI program and (ii) the LTI program. The STI program is comprised of awards based on our achievement of specific fiscal 2018 financial objectives (the “2018 STI Award”), which were set prior to the beginning of fiscal 2018. The LTI program was comprised of (i) a discretionary stock option award, based on achievement of subjective larger corporate goals evaluated over a one-year performance period (the “2018 LTI Annual Award”), which goals were set prior to the beginning of fiscal 2018 and (ii) an equity award based on the achievement of pre-established financial performance metrics evaluated over a three-year performance period beginning on July 1, 2017 through June 30, 2020 (the “2018 LTI Multi-Year Award” and, together with the 2018 LTI Annual Award, the “2018 LTI Awards”), which metrics were set prior to the beginning of fiscal 2018.

Our incentive program included different levels of bonus opportunity based on a participant’s position with the Company. For fiscal 2018, Mr. Gaynor was the only “level one” participant and Mr. Symmons was a “level two” participant. Mr. Retreage did not participate in our fiscal 2018 incentive program because he was hired as our Chief Financial Officer in June 2018. Bonus opportunities for level one and level two participants for fiscal 2018 were calculated by applying designated portions of their respective bonus pool amounts, which were set by the Compensation Committee, to formulas for each of the components of the STI and LTI programs.

For fiscal 2018, (i) Mr. Gaynor’s bonus pool amount for the 2018 STI Award was set at $215,000 and his bonus pool amount for the 2018 LTI Awards was set at $125,000; and (ii) Mr. Symmons’ bonus pool amount for the 2018 STI Award was set at $85,000 and his bonus pool amount for the 2018 LTI Awards was set at $50,000.

STI Program

In order to determine a participant’s 2018 STI Award, the portion of such participant’s bonus pool amount applicable to the 2018 STI Award calculation ($215,000 in the case of Mr. Gaynor and $85,000 in the case of Mr. Symmons), was multiplied by approximately 33.3% and the product was used as a baseline for determining the bonus for each component of the 2018 STI Award (“2018 STI Baseline”). The 2018 STI Baseline for each of the components was $71,595 and $28,305 for Mr. Gaynor and Mr. Symmons, respectively.

Our fiscal 2018 financial objectives upon which the 2018 STI Award was based were as follows: (i) revenue growth over that of the prior fiscal year (the “2018 Revenue Component”); (ii) adjusted EBITDA growth (which is earnings before income, taxes, depreciation, and amortization, as adjusted to exclude the effect of the non-cash income or expense associated with the mark-to-market adjustments related to our June 2012 warrants) (the “2018 Adjusted EBITDA Component”); and (iii) return on assets (adjusted to exclude the effect of goodwill and the non-cash income or expense associated with the mark-to-market adjustments to our June 2012 warrants) (the “2018 ROA Component”). Each component of the 2018 STI Award is evaluated independently of the other components, and the 2018 LTI Awards are evaluated independently of the 2018 STI Award.

The Compensation Committee determined that achievement of the 2018 STI Award would be paid 50% in cash and 50% in RSUs; however, the Compensation Committee retained the discretion to adjust the allocation of the 2018 STI Award between cash and RSUs prior to payment. As discussed below, since we did not achieve any of the components of the 2018 STI Award in fiscal 2018, none of the participants earned the 2018 STI Award.

2018 Revenue Component

The 2018 Revenue Component was based on our achievement of year-over-year revenue growth of at least 12% in fiscal 2018. The Compensation Committee determined that, for purposes of the year-over-year comparison, revenue for fiscal 2017 would be adjusted to include revenues generated by ISP as if the acquisition occurred on July 1, 2016, instead of December 21, 2016, resulting in the inclusion of revenues generated by ISP, on a pro forma basis, for the entire fiscal year 2017. If we achieved or exceeded the target of 12% of year-over-year growth in fiscal 2018, our participants would be entitled to a bonus award under the 2018 Revenue Component equal to such participant’s 2018 STI Baseline multiplied by the sum of (i) 100% plus (ii) the sum of the actual year-over-year growth in total revenues less the target of 12%.

Without the pro forma adjustment to revenue in fiscal 2017, our revenue in fiscal 2018 increased by 15%, as compared to fiscal 2017. However, with the pro forma adjustment to revenue in fiscal 2017 (to include ISP’s revenue, on a pro forma basis, for the entire fiscal year 2017), we had no year-over-year revenue growth, compared to the fiscal 2017. Accordingly, the target was not met, and the participants did not earn the 2018 Revenue Component of the 2018 STI Award.

2018 Adjusted EBITDA Component

In order for our participants to earn a bonus with respect to the 2018 Adjusted EBITDA Component, we had to meet or exceed a minimum adjusted EBITDA margin target established by the Compensation Committee for fiscal 2018. The adjusted EBITDA margin was calculated by dividing the fiscal 2018 adjusted EBITDA by the fiscal 2018 revenues and the target was set at 28% for fiscal 2018. If our adjusted EBITDA margin for fiscal 2018 equaled or exceeded the target, then each participant would earn a bonus equal to such participant’s 2018 STI Baseline multiplied by the sum of (i) 100% plus (ii) the percentage that adjusted EBITDA for fiscal 2018 exceeded adjusted EBITDA for fiscal 2017, up to a maximum growth rate of 50%. If we did not achieve at least the adjusted EBITDA margin target, or there was no growth year-over-year in adjusted EBITDA, our participants would not earn a bonus with respect to the 2018 Adjusted EBITDA Component.

We did not meet the adjusted EBITDA margin target for fiscal 2018. Accordingly, the participants did not earn the 2018 Adjusted EBITDA Component of the 2018 STI Award.

2018 ROA Component

The 2018 ROA Component was based on achieving a return on assets target of at least 16% for fiscal 2018. If the return on assets for fiscal 2018 equaled or exceeded the target, then the participants would be entitled to a bonus award under the 2018 ROA Component equal to such participant’s 2018 STI Baseline multiplied by 100%. For fiscal 2018, the actual return on assets equaled 2%, which did not meet the target. Accordingly, the participants did not earn the 2018 ROA Component of the 2018 STI Award.

The following table sets forth (i) each participant’s 2018 STI Award bonus pool amount for fiscal 2018, (ii) the 2018 STI Baseline dollar amount, used in the calculation of the 2018 STI Award bonus, and (iii) the amount earned for each component of the 2018 STI Award:

			Bonus Award Earned
Participant	Total 2018STI Award Bonus Pool($)	Baseline for EachComponent of 2018 STI Award($)	Revenue($)	AdjustedEBITDA($)	ROA($)
J. James Gaynor	215,000	71,595	0	0	0
Alan Symmons	85,000	28,305	0	0	0

LTI Program

The 2018 LTI Awards are comprised of two components: (i) the 2018 LTI Annual Award and (ii) the 2018 LTI Multi-Year Award.

2018 LTI Annual Award

The 2018 LTI Annual Award is a discretionary award made by our Compensation Committee that was based on the achievement of certain corporate goals set by the Compensation Committee for fiscal 2018. In order to determine a participant’s 2018 LTI Annual Award bonus opportunity, the portion of such participant’s bonus pool amount applicable to the 2018 LTI Awards calculation ($125,000 in the case of Mr. Gaynor and $50,000 in the case of Mr. Symmons), was multiplied by 40%. Thus, the bonus opportunity for the 2018 LTI Annual Award was $50,000 and $20,000 for Mr. Gaynor and Mr. Symmons, respectively. Participants can earn any portion of the bonus opportunity for the 2018 LTI Annual Award. The Compensation Committee determined that if earned, the 2018 LTI Annual Award would be paid as a stock option, subject to a with one-third of the stock option vesting on each of the first, second, and third anniversaries of the grant date.

For fiscal 2018, the corporate goals were: (i) complete the full integration of ISP and meet the planned ISP revenue goal for fiscal 2018, (ii) fully deploy the Visual ERP system to include ISP’s Latvia facility in Riga, Latvia, (iii) implement capacity increases at LPOIZ’s facility in Zhenjiang, China and ISP’s Latvia’s facility in Riga, Latvia to support planned infrared growth, including increasing coating capacity for germanium at LPOIZ’s facility, fully qualifying our new BD6 germanium-free coating, expanding our diamond turning capacity, and improving our diamond turning productivity at ISP Latvia’s facility, and (iv) ensure tooling manufacturing in Orlando is increased to meet growing demand particularly for infrared products.

At the end of fiscal 2018, our Chief Executive Officer provided an executive summary to the Compensation Committee, which summarized our achievements with respect to the corporate goals. The Compensation Committee determined whether the corporate goals were met and whether 2018 LTI Annual Awards would be made.

After reviewing our Chief Executive Officer’s executive summary, the Compensation Committee determined that each participant partially met the corporate goals established for the 2018 LTI Annual Award. Accordingly, the Compensation Committee granted a stock option award with a value of $7,500 and $3,000 for Mr. Gaynor and Mr. Symmons, respectively. The stock option awards had an exercise price equal to 115% of the then-current market price at the date of issuance, or $2.10. The stock option awards are subject to a three-year vesting period.

2018 LTI Multi-Year Award

The 2018 LTI Multi-Year Award is an equity award based on the achievement of pre-established financial performance metrics over a three-year performance period. In order to determine a participant’s 2018 LTI Multi-Year Award bonus opportunity, the portion of such participant’s bonus pool amount applicable to the 2018 LTI Awards calculation ($125,000 in the case of Mr. Gaynor and $50,000 in the case of Mr. Symmons), was multiplied by 60%. Thus, the bonus opportunity for the 2018 LTI Multi-Year Award was $75,000 and $30,000 for Mr. Gaynor and Mr. Symmons, respectively. Mr. Retreage is not eligible to participate in the 2018 LTI Multi-Year Award.

The performance metrics upon which the 2018 LTI Multi-Year Award was based are as follows: (i) LT Revenue Component; (ii) LT Book Value Component; and (iii) LT EBITDA Component. The Compensation Committee set a target for each component for each year during the three-year period (July 1, 2017 through June 30, 2020). Each performance component was valued at “one point” for each year during the three-year period. For each performance component for which the target is achieved, the participants each earn “one point.” Thus, the LT Revenue Component is worth one point per year during the three-year performance period, the LT Book Value Component is worth one point per year during the three-year performance period, and the LT EBITDA Component is worth one point per year during the three-year performance period.

The payout opportunity based on the number of total points earned during the three-year performance period is shown in the table below.

Number of Points Earned	Percentage of Payout of the 2018 LT Multi-Year Award
0-3	0%
4	50%
5	60%
6	75%
7	100%
8	110%
9	125%

Each component of the 2018 LTI Multi-Year Award is evaluated independently of the other components during each year of the performance. The Compensation Committee determined that if earned at the end of the three-year performance period, the 2018 LTI Multi-Year Award would be paid as RSUs.

LT Revenue Component – Fiscal 2018 (Year 1)

The Compensation Committee set the LT Revenue Component for fiscal 2018 at $38.5 million, which represents year-over-year revenue growth of 12%, compared to fiscal 2017. The Compensation Committee determined that, for purposes of the year-over-year comparison, revenue for fiscal 2017 would be adjusted to include revenues generated by ISP as if the acquisition occurred on July 1, 2016, instead of December 21, 2016, resulting in the inclusion of revenues generated by ISP, on a pro forma basis, for the entire fiscal year 2017. Our total revenue for fiscal 2018 was less than the target; thus, the participants did not earn a point for the LT Revenue Component in fiscal 2018.

LT Revenue Component – Fiscal 2019 (Year 2)

The Compensation Committee set the LT Revenue Component for fiscal 2019 at $46.2 million, which represents year-over-year revenue growth of 20%, compared to fiscal 2018. Our total revenue for fiscal 2019 was less than the target; thus, the participants did not earn a point for the LT Revenue Component in fiscal 2019.

LT Book Value Component – Fiscal 2018 (Year 1)

The Compensation Committee set the LT Book Value Component for fiscal 2018 at $1.20 book value per share of Class A common stock. Our book value per share of Class A common stock for fiscal 2018 was $1.37; thus, the participants each earned one point.

LT Book Value Component – Fiscal 2019 (Year 2)

The Compensation Committee set the LT Book Value Component for fiscal 2019 at $1.55 book value per share of Class A common stock. Our book value per share of Class A common stock for fiscal 2019 was $1.28; thus, the participants did not earn a point for the LT Revenue Component in fiscal 2019.

LT EBITDA Component – Fiscal 2018 (Year 1)

The Compensation Committee set the LT EBITDA Component for fiscal 2018 at an adjusted EBITDA margin of 28%. Our adjusted EBITDA margin for fiscal 2018 was less than the target; thus, the participants did not earn a point for the LT EBITDA Component in fiscal 2018.

LT EBITDA Component – Fiscal 2019 (Year 2)

The Compensation Committee set the LT EBITDA Component for fiscal 2019 at an adjusted EBITDA margin of 30%. Our adjusted EBITDA margin for fiscal 2019 was less than the target; thus, the participants did not earn a point for the LT EBITDA Component in fiscal 2018.

 Summary Compensation Table

The following table sets forth certain compensation awarded to, earned by or paid to (i) our Chief Executive Officer and (ii) our two other most highly compensated executive officers serving as executive officers at the end of fiscal 2019. We did not have any individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer as of the end of fiscal 2019. Dorothy Cipolla, our former Vice President and Executive Director of Compliance, separated from us in July 2019. Ms. Cipolla is not considered a named executive officer for fiscal 2019 because, even if she was still serving as an executive officer at the end of fiscal 2019, she would not have qualified as one of our two most highly compensated executive officers.

			Option	All Other
	Fiscal	Salary	Awards	Compensation	Total
Name and Position	Year	($)	($) (2)	($) (3)	($)
(a)	(b)	(c)	(f)	(i)	(j)
J. James Gaynor	2019	315,000(4)	—	18,771	333,771
President & Chief Executive Officer	2018	315,000(4)	7,500(5)	14,383	336,883
Donald O. Retreage, Jr.	2019	200,000	8,200(7)	33,052	241,252
Chief Financial Officer	2018	7,692(6)	8,823	—	16,515
Alan Symmons	2019	210,000(8)	10,000(7)	17,077	237,077
Chief Operating Officer	2018	210,000(8)	3,000(5)	42,465	255,465

Notes:

(1)
For valuation assumptions on stock awards refer to note 10 to the Consolidated Financial Statements of our Annual Report on Form 10-K for fiscal 2019. The disclosed amounts reflect the fair value of the RSU awards that were earned during the fiscal years ended June 30, 2019 and 2018 in accordance with FASB ASC Topic 718.

(2)
For valuation assumptions on stock option awards refer to note 10 to the Consolidated Financial Statements of our Annual Report on Form 10-K for fiscal 2019. The disclosed amounts reflect the fair value of the stock option awards that were earned during the fiscal years ended June 30, 2019 and 2018 in accordance with FASB ASC Topic 718.

(3)
For fiscal 2019 and 2018, the nature of these compensatory items includes our contribution toward the premium costs for employee and dependent medical, life, and disability income insurances, benefits generally available to our employees, vacation buyout, and the Company’s match on contributions under the 401k plan. The amounts for Mr. Retreage in fiscal 2019 include $22,488 for relocation assistance. The amounts for Mr. Symmons in fiscal 2018 include $25,900 for undocumented living expenses when he was general manager of ISP’s New York facility.

(4)
Mr. Gaynor’s base salary was 94% of his total compensation for fiscal 2019 and 94% of his total compensation for fiscal 2018.

(5)
Based on the achievement of certain criteria set by the Compensation Committee, the named executive officers did not earn their respective 2018 STI Awards during fiscal 2018. However, the named executive officers partially earned their respective 2018 LTI Annual Awards, which will be paid as stock options. Even though the LTI Annual Awards were earned in fiscal 2018, the awards will not be granted until fiscal 2019. For additional information, please see “Discussion of Summary Compensation Table of Named Executive Officers” below.

(6)
Mr. Retreage was appointed as Chief Financial Officer effective June 18, 2018, therefore his compensation for fiscal 2018 was pro-rated for the period from his hire date to June 30, 2018. Mr. Retreage’s base salary was 86% of his total compensation for fiscal 2019 and 47% of his total compensation for fiscal 2018.

(7)
Based on the achievement of certain criteria set by the Compensation Committee, the named executive officers did not earn their respective 2019 STI Awards during fiscal 2019. However, certain named executive officers partially earned their respective 2019 LTI Discretionary Awards, which will be paid as stock options. Even though the 2019 LTI Discretionary Awards were earned in fiscal 2019, the awards will not be granted until fiscal 2020. For additional information, please see “Discussion of Summary Compensation Table of Named Executive Officers” below.

(8)
Mr. Symmons’ base salary was 92% of his total compensation for fiscal 2019 and 82% of his total compensation for fiscal 2018.

Narrative Discussion of Summary Compensation Table of Executive Officers

The following is a narrative discussion of the material information that we believe is necessary to understand the information is disclosed in the foregoing Summary Compensation Table. The following narrative disclosure is separated into sections, with a separate section for each of our named executive officers.

With respect to fiscal 2019, each named executive officer received a base salary and was eligible for a 2019 STI Award, a 2019 LTI Discretionary Award, and a 2019 LTI Multi-Year Award. Information on the specific components of executive compensation for fiscal 2019 can be found above under the heading “2019 Incentive Program.” With respect to fiscal 2018, Messrs. Gaynor and Symmons received a base salary and a 2018 LTI Annual Award and was eligible for a 2018 STI Award and 2018 LTI Multi-Year Award. Mr. Retreage solely received a base salary for fiscal 2018 as he was hired as our Chief Financial Officer in June 2018. Information on the specific components of executive compensation for fiscal 2018 can be found above under the heading “2018 Incentive Program.”

Additional details regarding the stock options granted to each named executive officer is set forth below.

J. James Gaynor

Stock Option Grants (1)			Compensation Expense (2)
Grant Date	Number of Shares	Number of Vested Shares	Actual Fiscal 2018	Actual Fiscal 2019	Projected Fiscal 2020	Projected Fiscal 2021	Projected Fiscal 2022
			$	$	$	$	$
10/31/2013	50,000	50,000(3)	$2,192	$-	$-	$-	$-
10/30/2014	50,000	50,000(3)	8,439	2,109	-	-	-
10/29/2015	23,000	17,250(3)	4,194	4,194	1,048	-	-
10/26/2017	28,795	9,598(5)	73,500	-	-	-	-
11/15/2018	6,092	6,092(4)	-	7,497	-	-	-
			$88,325	$13,800	$1,048	$-	$-

RSUs
10/26/2017	25,354	8,451(6)	$93,556	$-	$-	$-	$-

(1)
This table includes the stock options award of 177,978 shares that Mr. Gaynor earned during fiscal 2016, but was granted during fiscal 2017, based on the achievement of certain performance goals in fiscal 2016. This table includes the restricted stock unit award of 25,354 shares and stock option awards of 28,795 shares that Mr. Gaynor earned during fiscal 2017, but was granted during fiscal 2018, based on the achievement of certain performance goals in fiscal 2017.
(2)
Compensation expense for grants of stock options is recognized or expected to be recognized in accordance with ASC Topic 718, Stock Compensation.
(3)
Represents the number of shares vested as of June 30, 2019. One-fourth of the stock option shares vests on each of the first, second, third and fourth anniversaries of the grant date.
(4)
Represents the number of shares vested as of June 30, 2019. Stock options granted as part of the incentive bonus program vested immediately.
(5)
Represents the number of shares vested as of June 30, 2019. Stock options granted as part of the incentive bonus program vests on each of the first, second and third anniversaries of the grant date.
(6)
Represents the number of shares vested as of June 30, 2019. RSUs granted as part of the incentive bonus program vests on each of the first, second and third anniversaries of the grant date.

Donald Retreage

Stock Option Grants			Compensation Expense (2)
Grant Date	Number of Shares	Number of Vested Shares (1)	Actual Fiscal 2018	Actual Fiscal 2019	Projected Fiscal 2020	Projected Fiscal 2021	Projected Fiscal 2022
6/15/2018	10,000	2,500	$184	$2,206	$2,206	$2,206	$2,021

(1)
The number of shares vested are as of June 30, 2019. One-fourth of the stock option shares vests on each of the first, second, third and fourth anniversaries of the grant date.
(2)
Compensation expense for grants of stock options is recognized or expected to be recognized in accordance with ASC Topic 718, Stock Compensation.

Alan Symmons

Stock Option Grants (1)			Compensation Expense (2)
Grant Date	Number of Shares	Number of Vested Shares	Actual Fiscal 2018	Actual Fiscal 2019	Projected Fiscal 2020	Projected Fiscal 2021	Projected Fiscal 2022
10/31/2013	15,000	15,000(3)	$658	$-	$-	$-	$-
10/30/2014	15,000	11,250(3)	2,532	633	-	-	-
1/12/2015	10,000	10,000(3)	1,569	784	-	-	-
10/29/2015	7,000	5,250(3)	1,276	1,276	318	-	-
10/26/2017	10,284	10,284(5)	26,250	-	-	-	-
11/15/2018	2,437	- (4)	-	2,999	-	-	-
			$32,285	$5,692	$318	$-	$-

RSUs
10/26/2017	9,055	3,018(6)	$33,413	$-	$-	$-	$-

(1)
This table includes the stock options award of 63,563 shares that Mr. Symmons earned during fiscal 2016, but that was granted during fiscal 2017, based on the achievement of certain performance goals in fiscal 2016. This table includes the RSU award of 9,055 shares and stock option awards of 10,284 shares that Mr. Symmons earned during fiscal 2017, but was granted during fiscal 2018, based on the achievement of certain performance goals in fiscal 2017.
(2)
Compensation expense for grants of stock options is recognized or expected to be recognized in accordance with ASC Topic 718, Stock Compensation.
(3)
Represents the number of shares vested as of June 30, 2019. One-fourth of the stock option shares vests on each of the first, second, third and fourth anniversaries of the grant date.
(4)
Represents the number of shares vested as of June 30, 2019. Stock options granted as part of the incentive bonus program vested immediately.
(5)
Represents the number of shares vested as of June 30, 2019. Stock options granted as part of the incentive bonus program vests on each of the first, second and third anniversaries of the grant date.
(6)
Represents the number of shares vested as of June 30, 2019. RSUs granted as part of the incentive bonus program vests on each of the first, second and third anniversaries of the grant date.

Potential Payments Upon Termination or Change-of-Control

Mr. Gaynor is our only named executive officer entitled to any payments upon termination. If Mr. Gaynor is terminated without cause, he is entitled to a severance payment equal to three months’ salary, as well as three months’ paid COBRA benefits.

Certain of our named executive officers are entitled to certain payments in the event of a change-of-control. Mr. Gaynor’s right to receive certain payments in the event of a change-of-control are set forth in his letter agreement with us dated June 10, 2008 (the “Employment Agreement”). Mr. Symmons’ right to receive certain payments in the event of a change-of-control were awarded to him by our Compensation Committee. Mr. Retreage does not have any right to receive a payment in the event of a change-of-control. The following table sets forth the potential payments due to Mr. Gaynor and Mr. Symmons upon a change-of-control.

Amount of Payment Upon
Executive Officer	a Change-of-Control
J. James Gaynor (1)(2)	$630,000
Alan Symmons (3)	$52,500

(1)
Mr. Gaynor’s Employment Agreement defines a change-of-control as any of the following transactions occurring:

●
Our stockholders approve an agreement providing for a sale, lease, or other disposition of all or substantially all of our assets and the transactions contemplated by such agreement are consummated;

●
A merger or a consolidation in which we are not the surviving entity, if our stockholders immediately prior to such transaction fails to possess direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of the securities of the surviving entity immediately following such transaction (or if the surviving entity is a controlled subsidiary of another entity, then the required beneficial ownership is determined with respect to the securities of that entity that controls the surviving corporation and is not itself a controlled subsidiary of any other entity);

●
Any person acquires the beneficial ownership of securities of the Company representing at least fifty-one percent (51%) of the combined voting power entitled to vote in the election of directors; and

●
The individuals who, as of the date of the Employment Agreement, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least fifty percent (50%) of the Board, except that if the election of or nomination for election by the stockholders of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new director shall be deemed to be a member of the Incumbent Board.

Notwithstanding the foregoing, a public offering of our Class A common stock shall not be considered a change-of-control.

(2) Mr. Gaynor is entitled to twenty-four months’ compensation in the event of a change-of-control. Payments made pursuant to a change-of-control to Mr. Gaynor would be paid in a lump sum and would only be paid out in the event Mr. Gaynor was no longer employed by us. All of Mr. Gaynor’s unvested stock options immediately vest upon a change-of-control.

(3) Mr. Symmons is entitled to three months’ compensation in the event of a change-of-control. Payments made pursuant to a change-of-control to Mr. Symmons would occur according to our normal payroll schedule and would only be paid out in the event he was no longer employed by us.

Outstanding Equity Awards at Fiscal Year-End

	Options Awards
	(b)	(c)
	Number of	Number of
	Securities	Securities
	Underlying	Underlying	(e)		(f)
	Unexercised	Unexercised	Option		Option
(a)	Options (#)	Options (#)	Exercise	Vesting	Expiration
Name	Exercisable	Unexercisable	Price ($)	Schedule	Date

J. James Gaynor (1)	50,000	—	$2.66	25%/yr for 4 yrs	2/4/2020
	25,000	—	$2.69	25%/yr for 4 yrs	11/3/2020
	40,000	—	$1.39	25%/yr for 4 yrs	10/27/2021
	20,000	—	$0.98	25%/yr for 4 yrs	10/25/2022
	50,000	—	$1.41	25%/yr for 4 yrs	10/31/2023
	50,000	—	$1.37	25%/yr for 4 yrs	10/30/2024
	17,250	5,750	$1.48	25%/yr for 4 yrs	10/29/2025
	55,556	—	$1.48	immediate	10/29/2025
	30,436	30,434	$1.78	25%/yr for 4 yrs	10/27/2026
	117,108	—	$1.56	immediate	10/27/2026
	9,598	19,197	$4.24	33%/yr for 3 yrs	10/26/2027
	6,092	—	$2.10	immediate	11/15/2028
Donald Retreage, Jr. (2)	2,500	7,500	$2.13	25%/yr for 4 yrs	6/18/2028
Alan Symmons (3)	10,000	—	$2.66	25%/yr for 4 yrs	2/4/2020
	7,000	—	$2.69	25%/yr for 4 yrs	11/3/2020
	12,500	—	$1.39	25%/yr for 4 yrs	10/27/2021
	12,500	—	$0.98	25%/yr for 4 yrs	10/25/2022
	4,000	—	$0.87	25%/yr for 4 yrs	1/31/2023
	15,000	—	$1.41	25%/yr for 4 yrs	10/31/2023
	15,000	—	$1.37	25%/yr for 4 yrs	10/30/2024
	10,000	—	$1.27	25%/yr for 4 yrs	1/12/2025
	29,762	—	$1.48	immediate	10/29/2025
	5,250	1,750	$1.48	25%/yr for 4 yrs	10/29/2025
	41,824	—	$1.56	immediate	10/27/2026
	10,870	10,869	$1.78	25%/yr for 4 yrs	10/27/2026
	3,428	6,856	$4.24	33%/yr for 3 yrs	10/26/2027
	2,437	—	$2.10	immediate	11/15/2028

(1)
This table does not include the RSU award, representing 25,354 shares of Class A common stock, which Mr. Gaynor earned based on the achievement of certain performance goals in fiscal 2017. RSUs granted as part of the incentive bonus program vest on each of the first, second, and third anniversaries of the grant date. As of June 30, 2019, Mr. Gaynor has unvested RSUs of 16,903 related to this grant.
(2)
This table does not include the stock option award equal to $8,200 that Mr. Retreage earned based on the achievement of certain performance goals in fiscal 2019.
(3)
This table does not include the stock option award equal to $10,000 that Mr. Symmons earned based on the achievement of certain performance goals in fiscal 2019. This table also does not include the RSU award, representing 9,055 shares of Class A common stock, which Mr. Symmons earned based on the achievement of certain performance goals in fiscal 2017. RSUs granted as part of the incentive bonus program vest on each of the first, second, and third anniversaries of the grant date. As of June 30, 2019, Mr. Symmons has unvested RSUs of 6,037 related to this grant.

The stock options were issued pursuant to the Incentive Plan or the Amended and Restated Omnibus Incentive Plan, as applicable, and have a ten-year life. The options will terminate 90 days after termination of employment, or in the case of termination due to death or permanent disability, the options will terminate one year after the date of termination.

DIRECTOR COMPENSATION
Director Compensation

The table below summarizes the compensation paid by us to non-employee directors for fiscal 2019.

	Fees Earned or	Stock	All Other
	Paid in Cash	Awards	Compensation	Total
Name (1)	($)(2)	($)(3)	($)	($)
(a)	(b)	(c)	(g)	(h)
Robert Ripp	$100,000	$60,000	$-	$160,000
Sohail Khan	$40,000	$60,000	$-	$100,000
Dr. Steven Brueck	$36,000	$60,000	$-	$96,000
Louis Leeburg	$44,000	$60,000	$-	$104,000
M. Scott Faris	$36,000	$60,000	$-	$96,000
Craig Dunham	$36,000	$60,000	$-	$96,000
Joseph Menaker	$36,000	$60,000	$-	$96,000

(1)
J. James Gaynor, our President and Chief Executive Officer during fiscal 2019, is not included in this table as he was an employee, and, thus, received no compensation for his services as a director. The compensation received by Mr. Gaynor as an employee is disclosed in the Summary Compensation Table on page 24.

(2)
Total fees earned for fiscal 2019 includes all fees earned, including earned but unpaid fees. The amounts of unpaid fees for each director are as follows: Mr. Ripp - $25,000, Mr. Leeburg - $11,000, Dr. Brueck - $9,000, Mr. Khan - $10,000, Mr. Faris - $9,000, Mr. Dunham - $9,000, and Dr. Menaker - $9,000.

(3)	Reflects the fair value amount for RSUs granted for the fiscal year ended June 30, 2019 in accordance with ASC Topic 718.

Discussion of the Summary Compensation Table of Directors

The following is a discussion of the material information that we believe is necessary to understand the information disclosed in the Summary Compensation Table. We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties as a director as well as the skill-level required by us of members of our Board. For fiscal 2019, the cash and stock-based incentive compensation awarded to directors remained at the same levels set in fiscal 2018. The annual cash portion of the directors’ compensation remained at $36,000 and the annual value of restricted stock awards remained at $60,000.

Cash Compensation Paid to Board Members

During fiscal 2019, directors received a monthly retainer of $3,000 per month. There are no meeting attendance fees paid unless, by action of the Board, such fees are deemed advisable due to a special project or other effort requiring extra-normal commitment of time and effort. Additionally, fees are paid to the Chairman of the Board and Committee Chairmen for their additional responsibilities in overseeing their respective functions. The following table sets forth the annual fees paid to each director for fiscal 2019:

Name	Board Fee	Chairman Fee	Committee Chair Fee	Total Fees Earned for Fiscal Year 2019
Robert Ripp	$36,000	$60,000	$4,000	$100,000
J. James Gaynor (1)	$-			$-
Dr. Joseph Menaker	$36,000			$36,000
Sohail Khan	$36,000		$4,000	$40,000
Dr. Steven Brueck	$36,000			$36,000
M. Scott Faris	$36,000			$36,000
Louis Leeburg	$36,000		$8,000	$44,000
Craig Dunham	$36,000			$36,000

(1)
Mr. Gaynor did not receive any compensation for his service as a director because he is also an employee.

Stock Option/Restricted Stock Program

All directors are eligible to receive equity incentives under the Incentive Plan, including stock options, restricted stock awards, or RSUs. In fiscal 2019, the following directors received grants under the Incentive Plan:

	RSUs
Name of Director (1)	Number of Units Granted	Grant Date	Fair Value Price Per Share
Dr. Steven Brueck	32,787	11/15/2018	$1.83
Sohail Khan	32,787	11/15/2018	$1.83
Louis Leeburg	32,787	11/15/2018	$1.83
Robert Ripp	32,787	11/15/2018	$1.83
M. Scott Faris	32,787	11/15/2018	$1.83
Craig Dunham	32,787	11/15/2018	$1.83
Dr. Joseph Menaker	32,787	11/15/2018	$1.83
	229,509

(1)
Mr. Gaynor did not receive any compensation for his service as a director because he is also an employee.

Additional details regarding the RSUs granted to each director, other than Mr. Gaynor, is set forth below.

Robert Ripp

RSUs			Compensation Expense (1)
Grant Date	Number of Shares	Number of Vested Shares (2)	Actual Fiscal 2018	Actual Fiscal 2019	Projected Fiscal 2020	Projected Fiscal 2021	Projected Fiscal 2022
10/30/2014	36,500	36,500	$4,151	$-	$-	$-	$-
10/29/2015	33,785	33,785	16,668	4,165	-	-	-
10/27/2016	38,462	25,641	20,001	19,999	4,998	-	-
10/26/2017	16,260	5,420	15,011	20,000	19,992	4,996	-
11/15/2018	32,787	-	-	13,335	20,000	20,000	6,665
			$55,830	$57,499	$44,991	$24,996	$6,665

Positions:
Chairman of the Board, Compensation Committee Chairman, Nominating & Corporate Governance
         Committee Chairman
Committees:
Compensation, Finance and Nominating & Corporate Governance Committees

(1)
Compensation expense for grants of RSUs is recognized or expected to be recognized in accordance with ASC Topic 718, Stock Compensation.
(2)
The number of shares vested are as of June 30, 2019. One-third of the RSU shares vests on each of the first, second and third anniversaries of the grant date.

Sohail Khan

RSUs			Compensation Expense (1)
Grant Date	Number of Shares	Number of Vested Shares (2)	Actual Fiscal 2018	Actual Fiscal 2019	Projected Fiscal 2020	Projected Fiscal 2021	Projected Fiscal 2022
10/30/2014	36,500	36,500	$4,151	$-	$-	$-	$-
10/29/2015	33,785	33,785	16,668	4,165	-	-	-
10/27/2016	38,462	25,641	20,001	19,999	4,998	-	-
10/26/2017	16,260	5,420	15,011	20,000	19,992	4,996	-
11/15/2018	32,787	-	-	13,335	20,000	20,000	6,665
			$55,830	$57,499	$44,991	$24,996	$6,665

Positions:
Finance Committee Chairman
Committees:
Finance, Compensation and Nominating & Corporate Governance Committees

(1)
Compensation expense for grants of RSUs is recognized or expected to be recognized in accordance with ASC Topic 718, Stock Compensation.
(2)
The number of shares vested are as of June 30, 2019. One-third of the RSU shares vests on each of the first, second and third anniversaries of the grant date.

Dr. Steven Brueck

RSUs			Compensation Expense (1)
Grant Date	Number of Shares	Number of Vested Shares (2)	Actual Fiscal 2018	Actual Fiscal 2019	Projected Fiscal 2020	Projected Fiscal 2021	Projected Fiscal 2022
10/30/2014	36,500	36,500	$4,151	$-	$-	$-	$-
10/29/2015	33,785	33,785	16,668	4,165	-	-	-
10/27/2016	38,462	25,641	20,001	19,999	4,998	-	-
10/26/2017	16,260	5,420	15,011	20,000	19,992	4,996	-
11/15/2018	32,787	-	-	13,335	20,000	20,000	6,665
			$55,830	$57,499	$44,991	$24,996	$6,665

Committees:
Audit Committee

(1)
Compensation expense for grants of RSUs is recognized or expected to be recognized in accordance with ASC Topic 718, Stock Compensation.
(2)
The number of shares vested are as of June 30, 2019. One-third of the RSU shares vests on each of the first, second and third anniversaries of the grant date.

Louis Leeburg

RSUs			Compensation Expense (1)
Grant Date	Number of Shares	Number of Vested Shares (2)	Actual Fiscal 2018	Actual Fiscal 2019	Projected Fiscal 2020	Projected Fiscal 2021	Projected Fiscal 2022
10/30/2014	36,500	36,500	$4,151	$-	$-	$-	$-
10/29/2015	33,785	33,785	16,668	4,165	-	-	-
10/27/2016	38,462	25,641	20,001	19,999	4,998	-	-
10/26/2017	16,260	5,420	15,011	20,000	19,992	4,996	-
11/15/2018	32,787	-	-	13,335	20,000	20,000	6,665
			$55,830	$57,499	$44,991	$24,996	$6,665

Positions:
Audit Committee Chairman
Committees:
Audit, Compensation and Nominating & Corporate Governance Committees

(1)
Compensation expense for grants of RSUs is recognized or expected to be recognized in accordance with ASC Topic 718, Stock Compensation.
(2)
The number of shares vested are as of June 30, 2019. One-third of the RSU shares vests on each of the first, second and third anniversaries of the grant date.

M. Scott Faris

RSUs			Compensation Expense (1)
Grant Date	Number of Shares	Number of Vested Shares (2)	Actual Fiscal 2018	Actual Fiscal 2019	Projected Fiscal 2020	Projected Fiscal 2021	Projected Fiscal 2022
10/30/2014	36,500	36,500	$4,151	$-	$-	$-	$-
10/29/2015	33,785	33,785	16,668	4,165	-	-	-
10/27/2016	38,462	25,641	20,001	19,999	4,998	-	-
10/26/2017	16,260	5,420	15,011	20,000	19,992	4,996	-
11/15/2018	32,787	-	-	13,335	20,000	20,000	6,665
			$55,830	$57,499	$44,991	$24,996	$6,665

Committees:
Audit and Finance Committees

(1)
Compensation expense for grants of RSUs is recognized or expected to be recognized in accordance with ASC Topic 718, Stock Compensation.
(2)
The number of shares vested are as of June 30, 2019. One-third of the RSU shares vests on each of the first, second and third anniversaries of the grant date.

Craig Dunham (1)

RSUs			Compensation Expense (2)
Grant Date	Number of Shares	Number of Vested Shares (3)	Actual Fiscal 2018	Actual Fiscal 2019	Projected Fiscal 2020	Projected Fiscal 2021	Projected Fiscal 2022
10/30/2014	36,500	36,500	$4,151	$-	$-	$-	$-
10/29/2015	33,785	33,785	16,668	4,165	-	-	-
10/27/2016	38,462	25,641	20,001	19,999	4,998	-	-
10/26/2017	16,260	5,420	15,011	20,000	19,992	4,996	-
11/15/2018	32,787	-	-	13,335	20,000	20,000	6,665
			$55,830	$57,499	$44,991	$24,996	$6,665

Committees:
Audit Committee

(1)
Mr. Dunham served as a consultant to the Board from March 2014 until April 2016. In April 2016, he was appointed as a director. During the time period Mr. Dunham served as a consultant to the Board, he earned compensation equivalent to the compensation paid to the directors. The amounts disclosed include the compensation he earned as a consultant and director.
(2)
Compensation expense for grants of RSUs is recognized or expected to be recognized in accordance with ASC Topic 718, Stock Compensation.
(3)
The number of shares vested are as of June 30, 2019. One-third of the RSU shares vests on each of the first, second and third anniversaries of the grant date.

Dr. Joseph Menaker (1)

RSUs			Compensation Expense (2)
Grant Date	Number of Shares	Number of Vested Shares (3)	Actual Fiscal 2018	Actual Fiscal 2019	Projected Fiscal 2020	Projected Fiscal 2021	Projected Fiscal 2022
11/15/2018	25,354	-	$-	$13,335	$20,000	$20,000	$6,665

Committees:
Finance Committee

(1)
Dr. Menaker served as a consultant to the Board from March 2018 until November 2018, when he was appointed as a director. During the time period Dr. Menaker served as a consultant to the Board, he earned compensation equivalent to the compensation paid to the directors. The amounts disclosed include the compensation he earned as a consultant and director.
(2)
Compensation expense for grants of RSUs is recognized or expected to be recognized in accordance with ASC Topic 718, Stock Compensation.
(3)
The number of shares vested are as of June 30, 2019. One-third of the RSU shares vests on each of the first, second and third anniversaries of the grant date.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

The following table sets forth as of June 30, 2019, the end of our most recent fiscal year, information regarding (i) all compensation plans previously approved by our stockholders and (ii) all compensation plans not previously approved by our stockholders:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise and grant price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	2,844,451(1)	$1.82(2)	1,416,691
Equity compensation plans not approved by security holders	—	—	—

(1)
Represents the number of underlying shares of Class A common stock associated with outstanding stock options and outstanding RSUs that have been granted, but not yet issued, pursuant to either the Amended and Restated Omnibus Incentive Plan or the Incentive Plan, as applicable.

(2)
Represents weighted-average exercise price of stock options outstanding under the Amended and Restated Omnibus Incentive Plan or the Incentive Plan, as applicable. The weighted-average exercise price does not include the RSU awards.

PROPOSAL 2 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

What Am I Voting On?

Stockholders are being asked to approve, on a non-binding, advisory basis, the compensation of our named executive officers.

Voting Recommendation

FOR the non-binding, advisory vote to approve the executive compensation of our named executive officers disclosed in this Proxy Statement under the section titled “executive compensation,” including the compensation tables and other narrative execution compensation disclosures therein, required by Item 402 of SEC Regulation S-K.

Summary

We believe executive compensation is an important matter for our stockholders. A fundamental principle of our executive compensation philosophy and practice continues to be to pay for performance. An executive officer’s compensation package is comprised of two components: (i) a base salary, which reflects individual performance and expertise and (ii) short-term and long-term incentive awards, tied to the achievement of certain performance goals that the Compensation Committee establishes from time to time for us. We believe that this type of compensation program is consistent with our strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. We urge you to read this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives and the fiscal 2019 compensation of the named executive officers.

This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to endorse or not endorse our executive pay philosophy, policies, and procedures. This vote is intended to provide an overall assessment of our executive compensation program rather than focus on any specific item of compensation. Given the information provided above and elsewhere in this Proxy Statement, the Board asks you to approve the following resolution:

“RESOLVED, that the Company’s stockholders approve the compensation of the Company’s named executive officers described in the Proxy Statement under the section titled “Executive Compensation”, including the compensation tables and other narrative executive compensation disclosures therein, required by Item 402 of Regulation S-K.”

As an advisory vote, this proposal is non-binding on us. However, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

PROPOSAL 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What Am I Voting On?

It is the responsibility of the Audit Committee to select and retain our independent registered public accounting firms. Our Audit Committee has appointed Moore Stephens Lovelace, as our independent registered public accounting firm for our fiscal year ending June 30, 2020. Although stockholder ratification of the Audit Committee’s selection of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of Moore Stephens Lovelace to stockholder ratification so that our stockholders may participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select different independent registered public accounting firm for us.

Representatives of Moore Stephens Lovelace will be present at the Annual Meeting and will have an opportunity to make a statement and respond to questions from stockholders present at the meeting.

Voting Recommendation

FOR the ratification of the appointment of Moore Stephens Lovelace as our independent registered public accounting firm.

Change in Independent Registered Public Accounting Firm

As previously disclosed by us in a Current Report on Form 8-K filed on December 8, 2017 with the SEC, the Audit Committee conducted a competitive process to determine our independent registered public accounting firm for the fiscal year ending June 30, 2018. We invited several independent registered public accounting firms to participate in this process, including our then-current independent registered public accounting firm for our fiscal years ended June 30, 2017 and 2016. Following a review of proposals from the firms that participated in the process, on December 4, 2017, the Audit Committee approved, and the Board ratified the Audit Committee’s approval of, the dismissal of our then-current independent registered public accounting firm BDO USA LLP (“BDO”), our independent registered public accounting firm for the fiscal years ended June 30, 2017 and 2016. On the same date, the Audit Committee engaged Moore Stephens Lovelace, an independent member of the Moore Stephens International Limited association network of firms, as the new independent registered public accounting firm for the fiscal year ending June 30, 2018. Moore Stephens Lovelace’s engagement was ratified by the Board.

BDO’s reports on our consolidated financial statements as of and for the fiscal years ended June 30, 2017 and 2016 did not contain an adverse opinion or disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended June 30, 2017 and 2016, and the subsequent interim periods through December 4, 2017, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between us and BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference in connection with its opinion to the subject matter of the disagreement.

As previously reported and as discussed under Item 9A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, management did not identify any material weaknesses in our internal control over financial reporting. There are no reportable events under Item 304(a)(1)(v) of Regulation S-K promulgated under the Exchange Act that occurred during the fiscal years ended June 30, 2017 and 2016 and through December 4, 2017.

Prior to engaging Moore Stephens Lovelace, we did not consult with Moore Stephens Lovelace regarding (a) the application of accounting principles to a specific completed or contemplated transaction regarding the type of audit opinions that might be rendered by Moore Stephens Lovelace on our financial statements, and Moore Stephens Lovelace did not provide any written or oral advice that was an important factor considered by us in reaching a decision as to any such accounting, auditing, or financial reporting issue, or (b) a disagreement or reportable event as described under Item 304(a)(2)(11) of Regulation S-K.

The report of independent registered public accounting firm issued by BDO regarding our financial statements for the fiscal year ended June 30, 2017 and 2016 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

Audit Fees

The following table presents fees paid or to be paid for professional audit services rendered by Moore Stephens Lovelace and BDO for the audit of our annual financial statements during the years ended June 30, 2019 and 2018, review of financial statements included in our quarterly reports during the years ended June 30, 2019 and 2018, and fees billed for other services rendered:

	Fiscal 2019	Fiscal 2018
	Moore Stephens Lovelace	Moore Stephens Lovelace	BDO
Audit Fees (1)	$152,200	$140,000	$10,000
Audit-Related Fees (2)			30,000
Tax Fees (3)	20,000	20,000
All Other Fees (4)	2,925
Total All Fees	$175,125	$160,000	$40,000

(1)
Audit Fees consisted of fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in quarterly reports, and review of other documents filed with the SEC within those fiscal years.
(2)
Audit-related fees in fiscal 2018 pertained to work performed related to BDO’s consent to incorporate by reference their report dated September 14, 2017 related to the consolidated financial statements for the year ended June 30, 2017, which were included in our 2018 Annual Report on Form 10-K.
(3)
Tax fees consisted of fees billed for professional services rendered for the preparation and filing of our annual tax returns.
(4)
All Other Fees consist of fees billed for professional services rendered for tax-related research.

The Audit Committee has adopted policies and procedures to oversee the external audit process including engagement letters, estimated fees and solely pre-approving all permitted audit and non-audit work performed by Moore Stephens Lovelace, as applicable. The Audit Committee has pre-approved all fees for audit, audit-related and non-audit work performed.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for, among other things, reviewing and discussing the Company’s audited financial statements with management, discussing with our independent registered public accounting firm information relating to its judgments about the quality of our accounting principles, recommending to the Board that we include the audited financial statements in our Annual Report, and overseeing compliance with the SEC requirements for disclosure of auditors’ services and activities.

Review of Audited Financial Statements

The Audit Committee reviewed our financial statements for the fiscal year ended June 30, 2019, as audited by Moore Stephens Lovelace our independent registered public accounting firm, and discussed these financial statements with management. In addition, the Audit Committee has discussed with Moore Stephens Lovelace the matters required to be discussed by Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”), as may be modified or supplemented. Furthermore, the Audit Committee has received the written disclosures and the letter from Moore Stephens Lovelace required by the Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with BDO its independence.

Generally, the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, or in determining auditor independence. However, the Board has determined that each member of the Audit Committee meets the independence criteria set forth in the applicable rules of the NCM and the SEC, and that three members of the Audit Committee, Mr. Leeburg, Mr. Faris, and Mr. Dunham, qualify as “audit committee financial experts” as defined by SEC rules. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management. Accordingly, the Audit Committee's oversight does not currently provide an independent basis to determine that management has maintained procedures designed to assure compliance with accounting standards and applicable laws and regulations.

Recommendation

Based upon the foregoing review and discussion, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended June 30, 2019, be included in our Annual Report for such fiscal year.

Audit Committee:
Louis Leeburg, Chairman
Dr. Steven Brueck
M. Scott Faris
Craig Dunham

OTHER BUSINESS

The Board is not aware of any other business to be considered or acted upon at the Annual Meeting other than that for which notice is provided in this Proxy Statement and the accompanying notice. In the event any other matters properly come before the Annual Meeting, it is expected that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

2019 ANNUAL REPORT ON FORM 10-K

Copies of our Annual Report for fiscal 2019, which contains our Form 10-K for the fiscal year ended June 30, 2019, and consolidated financial statements, as filed with the SEC, have been included in this mailing. Additional copies may be obtained without charge to stockholders upon written request to Investor Relations at 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826. In addition, copies of this document, the Annual Report and all other documents filed electronically by us may be reviewed and printed from the SEC’s website at: http://www.sec.gov.

By Order of the Board of Directors,

J. James Gaynor

President & Chief Executive Officer
Orlando, Florida
October 1, 2019

PROXY

ANNUAL MEETING OF STOCKHOLDERS
LIGHTPATH TECHNOLOGIES, INC.
November 14, 2019

This Proxy is solicited and proposed by the Board of Directors of LightPath Technologies, Inc., which recommends that you vote FOR proposals 1, 2, and 3.

The undersigned hereby appoints Robert Ripp (the "Proxy"), with power of substitution, to vote on the following matters, which may properly come before the Annual Meeting of Stockholders of LightPath Technologies, Inc. to be held on Thursday, November 14, 2019 at 11:00 a.m. EDT at the Hyatt Regency Orlando International Airport Hotel, 9300 Airport Boulevard, Orlando, Florida 32827, and at any adjournment or postponement thereof. The Proxy shall cast votes according to the number of shares of Class A common stock of the Company that the undersigned may be entitled to vote with respect to the matters set forth below, in accordance with the specification indicated, if any, and shall have all the powers which the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said Proxy may lawfully do by virtue hereof and thereof.

IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▲

The Annual Report & Proxy Statement are available at http://www.viewproxy.com/lightpath/2019.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

Proposal 1: To approve the election of the Class I Directors.

The nominees are:	FOR	WITHHOLD
01 Robert Ripp	☐	☐
02 Dr. Joseph Menaker	☐	☐
03 Darcie Peck	☐	☐

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☐ FOR ☐ AGAINST ☐ ABSTAIN

Proposal 3: To ratify the selection of Moore Stephens Lovelace, P.A., as independent registered public accounting firm.

☐ FOR ☐ AGAINST ☐ ABSTAIN

In his/her discretion, the proxy is authorized to vote on such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

If you plan to attend the Annual Meeting, please check here ☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED **FOR** ALL ITEMS UNDER PROPOSALS 1, 2, and 3.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and the Proxy Statement dated October 1, 2019 and a copy of the Company's Annual Report on Form 10-K for the year ended June 30, 2019.

Date: ______________________________, 2019

Signature: ______________________________

Signature (Joint Owners): ______________________________

NOTE: Signature should agree with name on stock certificate as printed hereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE. THANK YOU.

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▲

SCAN TO VIEW MATERIALS & VOTE

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PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/LPTH

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.